Exhibit 10.5

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ENCHANTED ROCK HOLDINGS, LLC

a Delaware limited liability company

dated as of [●]

THE LIMITED LIABILITY COMPANY INTERESTS IN ENCHANTED ROCK HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ENCHANTED ROCK HOLDINGS, LLC

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the Annexes to this Agreement, and as amended, restated, modified, supplemented or replaced from time to time, this “Agreement”) of ENCHANTED ROCK HOLDINGS, LLC, a Delaware limited liability company (the “Company”), dated as of [•], is entered into by and among the Persons listed on Annex A and ERock, Inc. (the “Managing Member”).

WHEREAS, the Company’s current operating agreement is the Fifth Amended and Restated Limited Liability Company Agreement, dated as of November 26, 2025 (as amended, restated, modified, supplemented or replaced from time to time, the “Prior Agreement”);

WHEREAS, in connection with the initial public offering of shares of Class A Common Stock of the Managing Member (the “IPO”), the Members of the Company desire to amend and restate the Prior Agreement in its entirety by this Agreement, with this Agreement superseding and replacing the Prior Agreement in its entirety; and

WHEREAS, immediately upon the effectiveness of this Agreement and without any further action required on the part of the Company, any Member or any other Person, the Recapitalization (as defined in this Agreement) shall occur (and for all relevant purposes shall be deemed to have occurred at such time).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.1 Formation and Continuation. The Company is a limited liability company previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Certificate of Formation and all actions taken or to be taken by any person who executed and filed or who executes and files, after the date of this Agreement, the Certificate of Formation or any amendment thereto are hereby adopted and ratified, or authorized, as the case may be.

Section 1.2 Name. The name of the Company is “Enchanted Rock Holdings, LLC”. The Company may also conduct business at the same time under one or more fictitious names if the Managing Member determines that such is in the best interests of the Company. The Company may change its name, from time to time, in accordance with Law.

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Section 1.3 Principal Place of Business; Other Places of Business. The principal business office of the Company is located at 1113 Vine St., Houston, Texas 77002, or such other place within or outside the State of Delaware as the Managing Member may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 1.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be as set forth in the Certificate of Formation. The Company’s registered agent for service of process at such address shall also be as set forth in the Certificate of Formation.

Section 1.5 Term. The term of the Company commenced at the time the Certificate of Formation of the Company was filed with the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until its termination pursuant to this Agreement or as otherwise provided in the Act.

Section 1.6 No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be an agent, partner, or joint venturer of any other Member, for any purposes other than for U.S. federal, state, and local tax purposes, and this Agreement shall not be construed to suggest otherwise. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights under this Agreement, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, or organized group of Persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth in this Agreement.

Section 1.7 Business Purpose. The Company may carry on any Lawful business, purpose or activity in which a limited liability company may be engaged under Law.

Section 1.8 Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, any other Law, or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purposes of the Company set forth in Section 1.7.

Section 1.9 Certificates; Filings. The Certificate of Formation was previously filed on behalf of the Company in the office of the Secretary of State of the State of Delaware as required by the Act. The Managing Member may execute and file any duly authorized amendments to the Certificate of Formation from time to time in a form prescribed by the Act.

The Managing Member shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member shall deem necessary or advisable. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing, and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Delaware, (b) if the Managing Member deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions in which the Company proposes to operate, and (c) all other filings required (or determined by the Managing Member to be necessary or appropriate) to be made by the Company.

Section 1.10 Representations and Warranties by the Members.

(a) Individual-Member-Specific Representations. Each Member that is an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other Law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable Bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Non-Individual-Member-Specific Representations. Each Member that is not an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), managing member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the execution of this Agreement and consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other Law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable Bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c) Securities Laws. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents, warrants, and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

(d) Survival of Representations and Warranties. The representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company), and the dissolution, liquidation, and termination of the Company.

(e) No Representations as to Performance. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by the Company or any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Modification of Representations and Warranties. The Managing Member may permit the modification of any of the representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c), as applicable, to any Member (including any Additional Member or Substituted Member or any transferee of either); provided, that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member or (ii) a separate writing addressed to the Company.

ARTICLE II

UNITS; CAPITAL CONTRIBUTIONS

Section 2.1 Units.

(a) Generally. The interests of the Members in the Company are divided into, and represented by, the Units, each having the rights and obligations specified in this Agreement.

(b) Classes. The Units are initially divided into:

(i) “Class A Units,” which are issuable solely to the Managing Member, any wholly owned Subsidiaries of the Managing Member, and such other persons as the Managing Member shall determine (including the Persons specified in Section 2.1(d)(i));

(ii) “Class B Units,” which are issuable to the Members as set forth on the Register and as otherwise provided in this Agreement; and

(iii) “Class M Units,” which shall be issued in accordance with Section 2.4(d); provided, that no additional Class M Units shall be issued after the consummation of the IPO, except in the event of a recapitalization of the Capital Stock of the Managing Member, including any stock split, stock dividend, reclassification or similar transaction.

(c) Class M Unit Terms.

(i) Each Class M Unit shall have a threshold amount (the “Threshold Amount”) that shall be set forth in writing in the books and records of the Company, including, if applicable, in a written agreement with the holder of the Class M Unit (a “Grant Agreement”). Immediately after the execution of this Agreement, the Threshold Amount for each Class M Unit shall be the same Threshold Amount as the Compensatory Unit (as defined in the Prior Agreement) that was recapitalized into such Class M Unit (each, a “Pre-Recapitalization Compensatory Unit”) had immediately before the date of this Agreement, as adjusted to reflect the Recapitalization and any other transactions occurring on or around the effective date of this Agreement, as determined by the Company.

(ii) The Threshold Amount with respect to any Class M Unit shall be equitably adjusted by the Company to reflect distributions, contributions, splits, reverse splits, recapitalizations, redemptions, or other similar events as determined by the Company.

(iii) Notwithstanding Section 3.1(a), Section 9.3, or any other provision of this Agreement, no distribution (other than a Tax Distribution) shall be made in respect of a Class M Unit that (as of the date of the relevant proposed distribution) is not yet a Vested Class M Unit, but such amount as would otherwise have been distributed hereunder in respect of such unvested Class M Unit shall instead be held in reserve by the Company (the “Reserve Amount”) until such time as such unvested Class M Unit either (1) becomes a Vested Class M Unit, in which case the Reserve Amount attributable to such Class M Unit shall be distributed to the holder of such Class M Unit, or (2) expires, is cancelled, is repurchased or is otherwise reacquired by the Company, in which case the Reserve Amount attributable to such Class M Unit shall be distributed among the Members in accordance with the otherwise applicable terms of this Agreement. Notwithstanding the preceding sentence, for purposes of allocating Net Profits and Net Losses (as defined in Annex C), all outstanding unvested Class M Units shall be treated as if they were vested. In addition, notwithstanding Section 3.1(a), Section 9.3, or any other provision of this Agreement, no distribution (other than a Tax Distribution) shall be made in respect of a Class M Unit until the cumulative amount distributed in respect of all other Units equals the Threshold Amount for that Class M Unit. If the limitation in the preceding sentence would be minimized by treating a single distribution as multiple distributions, the distribution shall be so treated. To the extent any amount is not distributed in respect of a Class M Unit because the cumulative amount distributed in respect of all other Units is less than the Threshold Amount for that Class M Unit, that amount shall instead be distributed as if that Class M Unit were not outstanding.

(iv) The Class M Units are intended to be treated for tax purposes as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191. In consideration of the receipt of the Class M Units, each holder of Class M Units agrees not to take any position inconsistent with the preceding sentence. The Company and the Members shall treat each holder of Class M Units as a Member of the Company as of the grant date of such holder’s Class M Units for all purposes. Each holder of Class M Units shall take into account the distributive share of the Company’s income, gain, loss, deduction, and credit associated with such holder’s Class M Units in computing such holder’s income tax liability for the entire period during which such holder holds the Class M Units. Upon the grant of the Class M Units or at the time the Class M Units become substantially vested, neither the Company nor any of the Members shall deduct any amount (as wages, compensation, or otherwise) for the Fair Market Value of the Class M Units. Notwithstanding anything to the contrary in this Agreement, (1) unless otherwise permitted or required by the Managing Member, each holder of Class M Units shall not dispose of any portion of his or her Class M Units (including in connection with an Elective Exchange) within two (2) years after receipt (or, if earlier, that holder’s receipt of the applicable Pre-Recapitalization Compensatory Unit) and (2) the preceding clause (1) shall not apply with respect to any Class M Units for which the relevant holder timely and properly made an election under Code section 83(b) with respect to the relevant Pre-Recapitalization Compensatory Units (as reasonably determined by the Managing Member).

(v) All issuances of Class M Units are intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 to the maximum extent available under applicable Law, and this Section 2.1(c), together with the equity grant and other documents pursuant to which Class M Units are issued or setting forth the terms and conditions of Class M Units, is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act. The provisions of the preceding sentence shall not restrict or limit the Company’s ability to issue any Class M Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Company may make the Class M Units and any issuance thereof and any applicable equity grant or other documents subject to the terms and conditions (including with respect to vesting and forfeiture) of any equity incentive plan as may have been adopted by the Company or any of its Subsidiaries.

(d) Recapitalization. Immediately upon the execution of this Agreement and without any further action required on the part of the Company, any Member or any other Person:

(i) All equity interests in the Company that, immediately before the execution of this Agreement were held by ISF Enchanted Rock Blocker, LP, ERock Holdings GP, LLC, or EIF ER Blocker LLC shall be recapitalized into Class A Units of the Company in the amount set forth opposite the name of the Member on the Register;

(ii) The Compensatory Units (as defined in the Prior Agreement) of the Company issued and outstanding immediately before the effective time of this Agreement and set forth on Schedule A shall be recapitalized into Class M Units of the Company in the amount set forth opposite the name of the Member on the Register; and

(iii) All equity interests in the Company that were issued and outstanding immediately before the execution of this Agreement that are not described in Section 2.1(d)(i) or Section 2.1(d)(ii) shall be recapitalized into Class B Units of the Company in the amount set forth opposite the name of the Member on the Register (the recapitalizations described in Section Section 2.1(d)(i), Section 2.1(d)(ii) and Section 2.1(d)(iii), together, the “Recapitalization”).

(e) Additional Classes of Units. The Company may issue additional Units or create additional classes, series, subclasses, or sub-series of Units in accordance with this Agreement; provided, that as long as there are any Members holding Common Units (other than the Managing Member and its wholly owned Subsidiaries), unless approved by the Consent of a Majority-in-Interest of the Members, (A) no such new class, series, subclass, or sub-series of Units may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other privileges, rights and benefits to which they would have been entitled, in respect of their Units if such new class, series, subclass, or sub-series of Units had not been created and (B) no such new class, series, subclass, or sub-series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class, series, subclass, or sub-series of Units if the Company were liquidated immediately after the issuance of such new class series, subclass, or sub-series of Units (less any expenses incurred by the Company or its Affiliates related to the issuance of such new class, series, subclass or sub-series of Units); provided, further, that no such approval shall be required for a Mirror Issuance.

Section 2.2 Capital Contributions of the Members; No Deficit Restoration Obligation.

(a) Capital Contributions. The Members made, shall be treated as having made, or have agreed to make, Capital Contributions to the Company and were issued the Units indicated on the Register. Except as provided by Law or in this Agreement, the Members shall have no obligation or, except as otherwise provided in this Agreement or with the prior written consent of the Managing Member, right to make any other Capital Contributions or any loans to the Company.

(b) No Deficit Restoration Obligation. No Member shall have an obligation to make any contribution to the capital of the Company as the result of a deficit balance in its Capital Account, and any such deficit shall not be considered a Debt owed to the Company or to any other Person for any purpose whatsoever.

Section 2.3 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account balance. Except as provided by this Agreement, any Unit Designation, or by Law, no Member shall have any right to demand or receive a withdrawal or the return of its Capital Contribution from the Company. Except to the extent provided in this Agreement or in any Unit Designation, no Member shall have priority over any other Member as to distributions or the return of Capital Contributions.

Section 2.4 Issuances of Additional Units. Subject to the rights of any Member set forth in a Unit Designation:

(a) General. The Company may issue additional Units for any Company purpose at any time or from time to time to the Members (including, subject to Section 2.4(b), the Managing Member and its wholly owned Subsidiaries) or any other Person and may admit any such Person as an Additional Member for such consideration and on such terms and conditions as shall be established by the Company. Any additional Units may be issued in one or more classes or one or more series of any of such classes with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the Company (each, a “Unit Designation”); provided, that, as long as there are any Members holding Common Units (other than the Managing Member and its wholly owned Subsidiaries), unless approved by the Consent of a Majority-in-Interest of the Members, no such additional Units or new class or series of Units shall (A) grant any right or preference to receive distributions senior to the Class B Units or (B) adversely affect, in any material respect, the powers, priority, preferences, Exchange Rate, rights to distribution (other than, for purposes of clarity, in respect of any dilution resulting from the issuance of additional Common Units otherwise made in accordance with the terms of this Agreement), right to effect an Exchange or other rights or restrictions of the Class B Units; provided further, no such approval shall be required for a Mirror Issuance. Upon the issuance of any additional Unit, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance. Except to the extent specifically set forth in any Unit Designation, a Unit of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter.

(b) Issuances to the Managing Member. No additional Units shall be issued to the Managing Member or its wholly owned Subsidiaries unless at least one of the following conditions is satisfied:

(i) The additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units;

(ii) The additional Units are (x) Class A Units issued in connection with an issuance of Class A Common Stock or issued with appropriate adjustments to the Exchange Rate in accordance with Section 11.4, or (y) Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Stock, New Securities, or other interests in the Managing Member (other than Common Stock), and, in each case, the Managing Member directly or indirectly contributes to the Company the net proceeds received in connection with the issuance of such Preferred Stock, New Securities, or other interests in the Managing Member;

(iii) The additional Units are Class A Units issued in connection with an issuance of Class A Common Stock in accordance with the Incentive Compensation Plans of the Managing Member to an employee of the Company or its Subsidiaries;

(iv) There is a recapitalization of the Capital Stock of the Managing Member, including any stock split, stock dividend, reclassification, or similar transaction;

(v) The additional Units are issued upon the conversion, redemption or exchange of Debt, Units, or other securities issued by the Company and held by the Managing Member; or

(vi) The additional Units are issued in accordance with the express terms of the other provisions of this Article II, including Section 2.5(g) (other than Section 2.4(a)).

(c) Issuances of Class B Units. No additional Class B Units shall be issued except (1) in the event of a recapitalization of the Capital Stock of the Managing Member, including any stock split, stock dividend, reclassification, or similar transaction, (2) in the event of a reclassification or conversion of outstanding Units into or for Class B Units, (3) in connection a conversion of Class M Units into Class B Units in accordance with Article XI, or (4) in connection with Section 2.4(a) to the extent permitted thereby.

(d) Issuances of Class M Units. No additional Class M Units shall be issued after the consummation of the IPO except in the event of a recapitalization of the Capital Stock of the Managing Member, including any stock split, stock dividend, reclassification or similar transaction.

Section 2.5 Additional Funds and Additional Capital Contributions.

(a) General. The Company may, at any time and from time to time, determine that it requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Units, or for such other purposes as the Company may determine. Additional Funds may be obtained by the Company in any manner provided in, and in accordance with, the terms of Section 2.4 and this Section 2.5 without the approval of any Member (other than as expressly required under Section 2.4) or any other Person.

(b) Additional Capital Contributions. The Company may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution, the Company is hereby authorized from time to time to issue additional Units (as set forth in Section 2.4) in consideration for such Capital Contribution.

(c) Loans by Third Parties. The Company may obtain any Additional Funds by incurring Debt payable to any Person upon such terms as the Company determines appropriate, including making such Debt convertible, redeemable, or exchangeable for Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of all or any portion of such Debt unless that Member otherwise agrees in writing.

(d) Issuance of Securities by the Managing Member. Unless otherwise agreed to by a Majority-in-Interest of the Members, after the completion of the IPO, except in the case of a Liquidity Offering for purposes of a Cash Settlement, the Managing Member shall not issue any additional Capital Stock or New Securities unless (1) such Capital Stock or New Securities are issued in accordance with the Incentive Compensation Plan of the Managing Member to an employee of the Company or any of its Subsidiaries, or (2) the Managing Member directly or indirectly contributes the net proceeds received from the issuance of such additional Capital Stock or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Stock or New Securities to the Company in exchange for (i) in the case of an issuance of Class A Common Stock, Class A Units, (ii) in the case of an issuance of Class B Common Stock, Class B Units, (iii) in the case of an issuance of Preferred Stock or New Securities, Equivalent Units, or (iv) in the case of an issuance of Debt, Debt issued by the Company that has substantially the same terms as the Debt issued by the Managing Member. If at any time any Preferred Stock or New Securities are issued that are convertible into or exercisable for Class A Common Stock or another security of the Managing Member, then upon any such conversion or exercise, the corresponding Equivalent Unit shall be similarly converted or exercised, as applicable, and an equivalent number of Class A Units or other Equivalent Units shall be issued to the Managing Member. It is the intent of the parties that, except as provided pursuant to Section 11.4, the Managing Member will always maintain a one-to-one ratio of Class A Units to Class A Common Stock (the “Class A Ratio”) and the parties hereby acknowledge that the Managing Member may undertake all actions permitted by Law that it determines are reasonably necessary or desirable in order to maintain such ratio.

(e) Reimbursement of Issuance Expenses. If the Managing Member issues additional Capital Stock or New Securities and contributes the net proceeds (after deduction of any underwriters’ discounts and commissions) received from such issuance to the Company pursuant to Section 2.5(d), the Company shall reimburse or assume (on an after-tax basis) the Managing Member’s expenses associated with such issuance.

(f) Repurchase or Redemption of Capital Stock. If any shares of Capital Stock, or New Securities are repurchased, redeemed or otherwise retired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member, then the Managing Member shall cause the Company, immediately before such repurchase, redemption or retirement of such Capital Stock or New Securities, to redeem, repurchase or otherwise retire a corresponding number of Class A Units, Class B Units, Equivalent Units, or Debt held by the Managing Member, upon the same terms and for the same consideration as the Capital Stock or New Securities to be repurchased, redeemed, or retired.

(g) Reinvestment of Excess Cash.

(i) Notwithstanding anything to the contrary in this Agreement, if the Managing Member (or any of its Subsidiaries) (x) receives Tax Distributions in an amount in excess of the amount necessary to enable the Managing Member (and its Subsidiaries) to meet or pay its U.S. federal, state and local Tax obligations and any other operating expenses (including any payments it is required to make under the Tax

Receivable Agreement) or (y) holds any other excess cash amount (clauses (x) and (y), collectively, “Excess Cash”), the Managing Member shall, in its sole discretion, use (or cause its Subsidiaries to use) such Excess Cash in such manner as the Managing Member in good faith determines to be in the best interest of the Managing Member’s stockholders and to preserve the intended economic arrangement reflected in this Agreement, including by (A) distributing such Excess Cash amount to its shareholders or (B) contributing such Excess Cash amount to the Company in exchange for additional Class A Units (an “Excess Cash Contribution”).

(ii) In connection with any Excess Cash Contribution, the Managing Member shall, in its sole discretion, undertake all actions permitted by Law that the Managing Member in good faith determines are reasonably necessary or desirable in order to maintain (1) a one-to-one ratio of Class A Units to shares of Class A Common Stock, (2) a one-to-one ratio of Class B Units to shares of Class B Common Stock, and (3) a participation of the Class M Units in the profits of the Company at the same percentage in which the Class M Units participated immediately before the Excess Cash Contribution, including (A) distributing additional shares of Class A Common Stock to the Managing Member’s shareholders and increasing the number of Class M Units outstanding (on a pro rata basis across the holders of Class M Units), (B) reducing the number of Class A Units and Class B Units outstanding (on a pro rata basis across the holders of Class A Units and Class B Units) and decreasing the number of Class M Units outstanding (on a pro rata basis across the holders of Class M Units), and (C) increasing or decreasing the Threshold Amount applicable to the Class M Units to reflect the Excess Cash Contribution and any reduction to the number of Units outstanding under clause (B).

ARTICLE III

DISTRIBUTIONS

Section 3.1 Distributions Generally.

(a) General. Except as otherwise provided in this Article III and subject to the terms of any Unit Designation, the Company shall distribute an amount of Available Cash if, when, and as determined by the Managing Member to the Members pro rata in accordance with their Units.

(b) Distributions to Class M Units. Notwithstanding Section 3.1(a), a holder of Class M Units shall participate in distributions under Section 3.1(a) or Section 9.3 with respect to their Class M Units only as and to the extent specified in Section 2.1(c)(iii). To the extent any amount is not distributed in respect of a Class M Unit as a result of the preceding sentence, that amount shall instead be distributed as if that Class M Unit were not outstanding.

Section 3.2 Tax Distributions.

(a) Generally. If the amount distributed to a Member pursuant to Section 3.1 in respect of a Fiscal Year is less than that Member’s Assumed Tax Liability, the Company shall distribute an amount of Available Cash to the Members such that each Member receives distributions of Available Cash in respect of each Fiscal Year in an amount at least equal to the Member’s Assumed Tax Liability for such Fiscal Year (each such distribution, a “Tax Distribution”). Except as provided in Section 3.2(d) and subject to any Unit Designation, all Tax Distributions shall be made pro rata in accordance with Units until the Designated Member with the highest Assumed Tax Liability has received aggregate distributions pursuant to Section 3.1(a) and this Section 3.2(a) in an amount that is not less than that Designated Member’s Assumed Tax Liability on account of that Designated Member’s Class B Units. Any Tax Distribution made to a Member shall, for all purposes of this Agreement, be treated as having been made, and shall reduce future amounts otherwise distributable to such Member under Section 3.1 or Section 9.3(a).

(b) Calculation of Assumed Tax Liability. A Member’s “Assumed Tax Liability” for a Fiscal Year means an amount equal to the product of:

(i) the amount of net taxable income and gain allocated to that Member in the Fiscal Year; multiplied by

(ii) the Assumed Tax Rate. Except as provided in Section 3.2(d), the Company shall use the same Assumed Tax Rate for all Members.

The Assumed Tax Liability of each Member shall be calculated (x) taking into account any limitations on, or the availability of, deductions, losses, and credits and (y) disregarding the effect of any special basis adjustments under Code section 743(b) and the allocations under Code section 704(c)(1)(A) (and the principles thereof), in each case in the manner determined by the Company. For purposes of Section 3.2(b)(i), “net taxable income” and gain allocated to that Member shall include the amount the Member is required to include in income by reason of Code sections 951(a), 951A(a), and 1293. The Assumed Tax Liability of a Member shall include any tax payable by that Member (or its direct or indirect owners) as a result of a Push Out Election (as defined in Annex C).

(c) Timing of Tax Distributions. If reasonably practicable, the Company shall make distributions of the estimated Tax Distributions in respect of a Fiscal Year on a quarterly basis to facilitate the payment of quarterly estimated income taxes, taking into account amounts previously distributed by reason of this Section 3.2. Not later than sixty (60) Business Days after the end of the Fiscal Year, the Company shall make a final Tax Distribution in an amount sufficient to fulfill the Company’s obligations under Section 3.2(a).

(d) Impact of Insufficient Available Cash. If the amount of Tax Distributions to be made exceeds the amount of the Available Cash, the Tax Distribution to which each Member is entitled shall be reduced in accordance with the provisions of this Section 3.2(d) (the amount of the reduction in each Member’s share, the “Tax Distribution Shortfall Amount”), and Available Cash shall be distributed in the following order of priority:

(i) First, to the Managing Member in an amount equal to the full amount of its Tax Distribution, but calculated using the Alternative Assumed Tax Rate;

(ii) Second, to the Members other than the Managing Member pro rata in accordance with their Units until the Designated Member with the highest Assumed Tax Liability has received distributions pursuant to this Section 3.2(d)(ii) in an amount that is not less than that Designated Member’s Assumed Tax Liability (calculated using the Alternative Assumed Tax Rate); and

(iii) Third, to the Members (including the Managing Member) pro rata in accordance with their Units until each Member has received the full amount of its Tax Distribution calculated in accordance with Section 3.2(b).

Any Tax Distribution Shortfall Amounts will be carried forward to subsequent Fiscal Years and will be distributed when and to the extent that the Company has sufficient Available Cash. The distribution of any Tax Distribution Shortfall Amounts to a Member shall for all purposes of this Agreement be a Tax Distribution and shall be treated as an advance against, and shall reduce, future amounts otherwise distributable to such Member under Section 3.1 or Section 9.3(a).

(e) No Tax Distributions on Liquidation. No Tax Distributions shall be made (i) in connection with the liquidation of the Company or a Member’s Units in the Company or (ii) solely by reason of any income or gain arising as a result of any Exchange, redemption, or Transfer of a Member’s Units in the Company.

(f) Interpretation. References to “the Managing Member” in this Section 3.2 shall include a reference to any Subsidiary of the Managing Member that holds Units. Notwithstanding the preceding sentence, the Assumed Tax Liability of the Managing Member shall be computed as though all Units owned by the Managing Member and any of its Subsidiaries were owned directly by the Managing Member.

Section 3.3 Distributions in Kind. No Member may demand to receive property other than cash as provided in this Agreement. The Company may make a distribution in kind of Assets to the Members, and if a distribution is made both in cash and in kind, such distribution shall be made so that, to the fullest extent practical, the percentage of the cash and any other Assets distributed to each Member entitled to such distribution is identical.

Section 3.4 Distributions to Reflect Additional Units. If the Company issues additional Units pursuant to the provisions of Article II, subject to the provisions of any Unit Designation, the Managing Member is authorized to make such revisions to this Article III and to Annex C as it determines are reasonably necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

Section 3.5 Withholding.

(a) Generally. The Company may deduct and withhold in respect of taxes (or other tax-related obligation of any Member) on any amount paid, distributed, disbursed, or allocated by the Company to that Member, including upon liquidation of the Company or a Member’s interest in the Company. Each Member agrees to any such withholding by the Company, including withholding to discharge obligations of the Company with respect to prior distributions, allocations, or an Imputed Underpayment Share. This Section 3.5(a) is binding on any Person that becomes treated as an owner of Units for U.S. federal income tax purposes at any time (including after the date of this Agreement).

(b) Treatment of Withheld Amounts. All amounts withheld pursuant to Section 3.5(a) shall, except as otherwise determined by the Company, be treated as amounts distributed to such Person pursuant to the provision of this Agreement that would have applied if such amount had actually been distributed.

(c) Obligation to Fund Withholding. The Company shall satisfy any withholding obligation out of Available Cash. If the Company determines that it has insufficient Available Cash to satisfy such withholding obligation, the Member to which the withholding is attributable shall be treated as having an Imputed Underpayment Share in the amount of the shortfall and the provisions of Section 4.6 of Annex C shall apply.

(d) Special Rule for Code Section 1446(f). If any Member proposes to Transfer then, unless otherwise determined by the Managing Member in its sole and absolute discretion, that Member and the proposed transferee shall each have delivered to the Company a duly executed and properly completed IRS Form W-9 certifying, among other matters, a complete exemption from U.S. federal backup withholding taxes. In connection with any such Transfer, the transferor and transferee of such interest shall agree to jointly and severally indemnify and hold harmless the Company against any loss (including taxes, interest, penalties, and any related expenses) arising out of any failure to comply with the provisions of this Section 3.5(d).

(e) Former Members. For purposes of this Section 3.5, the term “Member” shall include a former Member to the extent determined by the Company. The obligations of each Member and former Member under this Section 3.5 shall survive the Transfer by such Member of its Units (or withdrawal by a Member or redemption of a Member’s Units) and the dissolution of the Company until ninety (90) days after the applicable statute of limitations.

Section 3.6 Other Distribution Rules.

(a) Transfers. From and after the Transfer of a Unit, for purposes of determining the rights to distributions (including Tax Distributions) under this Agreement, distributions made to the transferor Member shall be treated as having been made to the transferee unless otherwise determined by the Company.

(b) Record Date for Distributions. The Company may designate a Record Date for purposes of calculating and giving effect to distributions. All distributions shall be made to the holders of record as of the applicable Record Date.

(c) Over-Distributions. If the amount of any distribution to a Member under the Agreement exceeds the amount to which the Member in entitled (e.g., by reason of an accounting error), the Member shall, upon written notice of the over-distribution delivered to the Member within one year of the over-distribution, promptly return the amount of such over-distribution to the Company.

(d) Reimbursements of Preformation Capital Expenditures. To the extent a distribution (or deemed distribution resulting from a reduction in a Member’s share of Company liabilities for U.S. federal income tax purposes) otherwise would be treated as proceeds in a sale under Code section 707(a)(2)(B), the Members intend such actual or deemed distribution to reimburse preformation capital expenditures under Treas. Reg. § 1.707-4(d) to the maximum extent permitted by Law.

(e) Limitation on Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make a distribution to any Member to the extent such distribution would violate the Act or other Law or would result in the Company or any of its Subsidiaries being in default under any material agreement.

ARTICLE IV

MANAGEMENT AND OPERATIONS

Section 4.1 Management.

(a) Authority of Managing Member.

(i) Except as otherwise provided in this Agreement, the Managing Member shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as the Managing Member deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. Without limiting the generality of the preceding sentence, the Managing Member may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of Assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a Subsidiary, division or other business, (vii) any issuance of Debt or equity securities (subject to any limitations expressly provided for in this Agreement), or (viii) any incurrence of Debt.

(ii) The Managing Member shall have the exclusive power and authority to bind the Company and shall be an agent of the Company’s business. The actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. Except to the extent expressly delegated in writing by the Managing Member, no Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or act for or on behalf of or to bind the Company.

(iii) Subject to the rights of any Member set forth in Section 4.1(f), any determinations to be made by the Company pursuant to this Agreement shall be made by the Managing Member, and such determinations shall be final, conclusive and binding upon the Company and every Member.

(iv) The Managing Member shall at all times be a Member of the Company and may not be removed by the Members, with or without cause, except with the consent of the Managing Member.

(b) Appointment of Officers. The Managing Member may, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Managing Member deems necessary or advisable, each of which shall have such powers, authority, and responsibilities as are delegated in writing by the Managing Member from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Managing Member. The initial Officers of the Company are set forth on Annex D.

(c) No Participation by Members Other than Managing Member. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other Law and subject to Section 4.1, no Member (acting in such capacity) other than the Managing Member shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business or any other matter, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company.

(d) Bankruptcy. Only the Managing Member may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by Law, shall be deemed an unauthorized and bad faith filing, and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(e) Amendment of Agreement. All amendments to this Agreement must be approved by the Managing Member. Subject to the rights of any Member set forth in a Unit Designation and Section 4.1(f), the Managing Member shall have the power, without the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) To add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(ii) To reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with Law or with other provisions or make other changes with respect to matters arising under this Agreement that will not be inconsistent with Law or with the provisions of this Agreement;

(iii) To satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency, or in federal or state Law;

(iv) To reflect the admission, substitution, or withdrawal of Members, the Transfer of any Units, the issuance of additional Units, or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal, or Transfer;

(v) To set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Units issued pursuant to Article II;

(vi) If the Company is the Surviving Company in any Termination Transaction, to modify Section 11.1 or any related definitions to provide the holders of interests in the Surviving Company with rights that are consistent with Section 7.7(b)(iii); and

(vii) To reflect any other modification to this Agreement as is reasonably necessary or appropriate for the business or operations of the Company or the Managing Member and that does not violate a Unit Designation or Section 4.1(f).

(f) Certain Amendments and Actions Requiring Member Consent.

(i) Notwithstanding anything in Section 4.1(e) or Article X to the contrary, this Agreement shall not be amended without the consent of any Designated Member holding Units that would be materially and adversely affected by such amendment. Without limiting the generality of the preceding sentence, for purposes of this Section 4.1(f)(i), a Designated Member holding Units will be deemed to be materially and adversely affected by an amendment that would, in any material respect, (A) adversely alter the rights of such Designated Member to receive the distributions to which such Designated Member is entitled pursuant to Article III or Section 9.3(a)(iii), (B) adversely affect (i) the powers, preferences, privileges or restrictions (other than in connection with a Mirror Issuance) of Units held by such Designated Member, the Exchange Rate or right to effect an Exchange or Consent rights of Units held by such Designated Member, (C) convert the Company into a corporation or cause the Company to be classified as a corporation for federal income tax purposes (other than in connection with a Termination Transaction), or (D) amend this Section 4.1(f)(i). Notwithstanding the provisions of the preceding two sentences, but subject to Section 4.1(f)(ii), the Consent of any Designated Member holding Units that would be materially and adversely affected by an amendment shall not be required for any such amendment that affects all Designated Members holding the same class or series of Units on a uniform or pro rata basis if such amendment is approved by holders of more than percent (50%) of all outstanding Class B Units held by all Designated Members. If some, but not all, of the Designated Members Consent to such an amendment, the Company may, in its discretion, make such amendment effective only as to the Designated Members that consented to it, to the extent it is practicable to do so.

(ii) This Agreement shall not be amended without the Consent of any Member holding Units that would be materially and adversely affected by such amendment or action if such amendment would (A) modify the limited liability of such Member or increase the obligation of such Member to make a Capital Contribution to the Company or (B) amend this Section 4.1(f)(ii).

(g) Implementation of Amendments. Upon obtaining any Consent required under this Section 4.1 or otherwise required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (ii) the Members shall be deemed a party to and bound by that amendment of this Agreement.

Section 4.2 Tax Actions. Each tax-related action, decision, or determination (or failure to take an available tax-related action, decision, or determination) by or with respect to the Company or any Subsidiary of the Company not expressly reserved for the Members shall be made, taken, or determined by the Managing Member.

Section 4.3 Compensation and Reimbursement of Managing Member.

(a) General. The Managing Member shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided in this Agreement.

(b) Reimbursement of Managing Member. The Company shall be liable for, and shall reimburse the Managing Member on an after-tax basis at such intervals as the Managing Member may determine, all:

(i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Managing Member;

(ii) expenses of the Managing Member incidental to being a public reporting company;

(iii) reasonable fees and expenses related to the IPO or any subsequent public offering or private placement of equity securities of the Managing Member (without duplicating any provisions of Section 2.5(e), and including any reasonable fees and expenses related to the registration for resale of any such securities), whether or not consummated;

(iv) franchise and similar taxes of the Managing Member, and other fees and expenses in connection with the maintenance of the existence of the Managing Member;

(v) customary compensation and benefits payable by the Managing Member, and indemnities provided by the Managing Member on behalf of, the officers, directors, and employees of the Managing Member; and

(vi) reasonable expenses paid by Managing Member on behalf of the Company;

provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 4.4. Such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 4.7.

Section 4.4 Outside Activities.

(a) Limitation on Outside Activities of Managing Member. The Managing Member shall not directly or indirectly enter into or conduct any business, other than in connection with (i) the ownership, acquisition, and disposition of Units, (ii) maintaining its legal existence (including the ability to incur and pay, as applicable, fees, costs, expenses and taxes relating to that maintenance), (iii) the management of the business of the Company and its Subsidiaries, (iv) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (v) the offering, sale, syndication, private placement, or public offering of stock, bonds, securities, or other interests of the Managing Member, (vi) the financing or refinancing of any type related to the Company or its Assets or activities, (vii) receiving and paying dividends and distributions or making contributions to the capital of its Subsidiaries, (viii) filing tax reports and tax returns and paying taxes and other customary obligations in the ordinary course (and contesting any taxes), (ix) participating in tax, accounting, and other administrative matters with respect to its Subsidiaries and providing administrative and advisory services (including treasury and insurance services, including maintaining directors’ and officers’ insurance on its behalf and on behalf of its Subsidiaries) to its Subsidiaries, (x) holding any cash or property (but not operating any property), (xi) indemnifying officers, directors, members of management, managers, employees, consultants, or independent contractors of the Managing Member, the Company or their respective Subsidiaries, (xii) entering into any Termination Transaction or similar transaction in accordance with this Agreement, (xiii) preparing reports to governmental authorities and to its shareholders, (xiv) holding director and shareholder meetings, preparing organizational records, and other organizational activities required to maintain its separate organizational structure, (xv) complying with applicable Law, (xvi) engaging in activities relating to any management equity plan, stock option plan or any other management or employee benefit plan of the Managing Member, the Company or their respective Subsidiaries, and (xvii) engaging in activities that are incidental to clauses (i) through (xvi). The provisions of this Section 4.4 shall restrict only the Managing Member and its Subsidiaries (other than the Company and its Subsidiaries) and shall not restrict the other Members or any Affiliate of the other Members (other than the Managing Member).

(b) Outside Activities of Members.

(i) Subject to (w) Article XII of the Amended and Restated Certificate of Incorporation of the Managing Member, (x) any agreements entered into pursuant to Section 4.5 and (y) any other agreements (including any employment agreement) entered into by a Member or any of its Affiliates with the Managing Member, the Company or a Subsidiary, any Member (but, with respect to the Managing Member, subject to Section 4.4(a)), or any officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company.

(ii) None of the Members, the Company or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Member or Person. Subject to any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, no Member (other than the Managing Member) or any such other Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member, or any such other Person.

(iii) Notwithstanding anything to the contrary contained in this Agreement, but subject to (x) Article XII of the Amended and Restated Certificate of Incorporation of the Managing Member and (y) any agreements entered into by a Fund Investor (as defined below) or any of its Affiliates with the Managing Member, the Company or a Subsidiary, the Company, the Managing Member and the Members hereby acknowledge and agree that (A) EIP and its Affiliates (each, a “Fund Investor”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business(es), and, to the extent permitted under applicable law, no Fund Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by any Fund Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of any Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; and (B) each Fund Investor is permitted to acquire, own and/or dispose of any debt, equity and/or equity-linked securities in any entity competitive with the Company without any liability to the Company, and in no event shall any Fund Investor be deemed an entity which directly or indirectly competes with the Company for purposes of this Agreement.

Section 4.5 Transactions with Affiliates. Subject to the provisions of Section 4.1(f) and Section 4.4, the Company may enter into any transaction or arrangement with the Managing Member or any Subsidiaries of the Company or any other Persons in which the Company has an equity investment on terms and conditions determined by the Managing Member. Without limiting the foregoing, but subject to Section 4.4, (a) the Company may (i) lend funds to, or borrow funds from, the Managing Member or to Subsidiaries of the Company or other Persons in which the Company has an equity investment and (ii) transfer Assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which the Company or any of its Subsidiaries is or thereby becomes a participant, and (b) the Managing Member may (i) propose and adopt on behalf of the employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, to or for the benefit of the Managing Member, the Company or any of the Company’s Subsidiaries and (ii) sell, transfer or convey any property to the Company, directly or indirectly.

Section 4.6 Limitation on Liability.

(a) General. To the fullest extent permitted by Law, no Indemnitee, in such capacity, shall be liable to the Company, any Member or any of their respective Affiliates, for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) either (A) the Indemnitee, at the time of such act or omission, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of omission by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the act or omission did not constitute fraud or willful misconduct by the Indemnitee.

(b) Action in Good Faith. An Indemnitee acting under this Agreement shall not be liable to the Company for its, his, or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand, restrict, or eliminate the duties and liabilities of such Persons otherwise existing at Law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Whenever the Managing Member or the Company is permitted or required to make a decision or take an action under this Agreement, in making such decisions and taking such actions, such Person shall be entitled to take into account its own interests as well as the interests of the Members as a whole. Whenever the Managing Member or the Company is permitted or required to make a decision or take an action under this Agreement in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards.

(c) Outside Counsel. The Managing Member may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

Section 4.7 Indemnification.

(a) General. The Company shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by Law and to the same extent and in the same manner provided by the provisions of Article VI of the Amended and Restated Bylaws of the Managing Member applicable to officers and directors as if such provisions were set forth herein, mutatis mutandis, and applied to each such Indemnitee.

(b) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4.7 shall not be exclusive of any other right that any Person may have or hereafter acquire under any Law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

(c) Nature of Rights. The rights conferred upon Indemnitees in this Section 4.7 shall be contract rights and shall continue as to an Indemnitee who has ceased to be the Managing Member, an Affiliate of the Managing Member, the Tax Representative, the Designated Individual, or an officer or director of the Managing Member, the Company, or their respective Affiliates. Any amendment, alteration or repeal of this Section 4.7 or of Article VI of the Amended and Restated Bylaws of the Managing Member that would adversely affect any right of an Indemnitee or its successors shall apply prospectively only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment, alteration or repeal.

ARTICLE V

BOOKS AND RECORDS

Section 5.1 Books and Records.

(a) General. The Company shall maintain in its principal business office, or any other place as may be determined by the Company, the books and records of the Company.

(b) Specific Records. In particular, the Company shall maintain:

(i) A register containing the name, address, and number and class of Units (including Equivalent Units) of each Member, and such other information as the Managing Member may deem necessary or desirable and attached to this Agreement as Annex A (as may be amended or updated from time to time, the “Register”). The Managing Member shall from time to time update the Register as necessary to ensure the Register is accurate, including as a result of any sales, exchanges, or other Transfers, or any redemptions, issuances, or similar events involving Units. Except as required by Law, no Member shall be entitled to receive a copy of the Register or of the information set forth in the Register relating to any Member other than itself.

(ii) A copy of the Certificate of Formation and this Agreement and all amendments thereto.

Section 5.2 Financial Accounts. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied.

Section 5.3 Inspection; Confidentiality. The Managing Member may keep confidential from the Members (or any of them) for such period of time as the Managing Member determines to be reasonable, any information (a) that the Managing Member believes to be in the nature of trade secrets, (b) the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or the Managing Member, or (c) that the Company or the Managing Member is required by Law, agreement, or customary commercial practice to keep confidential. Subject to the provisions of the previous sentence, the Members (personally or through an authorized representative) may, for purposes reasonably related to their respective interests in the Company, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

Section 5.4 Information to Be Provided by Managing Member to Members. The Company shall deliver (or otherwise make accessible) to each Member a copy of any information mailed or delivered electronically to all of the common stockholders of the Managing Member as soon as practicable after such mailing or electronic delivery.

ARTICLE VI

TAX MATTERS, ACCOUNTING, AND REPORTING

Section 6.1 Tax Matters. Tax matters with respect to the Company shall be set forth in Annex C. Subject to the provisions of Annex C, (i) the Managing Member is hereby designated as the Tax Representative of the Company (and any eligible entity in which the Company holds, directly or indirectly, an interest), and the Tax Representative of the Company shall designate the Designated Individual; and (ii) the Company shall make or refrain from making such elections for federal income tax purposes as the Managing Member shall determine in its sole discretion.

Section 6.2 Accounting and Fiscal Year. The books of the Company shall be kept on the accrual method of accounting, or such other method of accounting determined by the Managing Member. The fiscal year of the Company (the “Fiscal Year”) shall end on December 31 of each calendar year, unless the Managing Member elects another fiscal year.

ARTICLE VII

UNIT TRANSFERS, ENCUMBRANCE, AND MEMBER WITHDRAWALS

Section 7.1 Transfer Generally Prohibited. No Units shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VII and Article XI. Any Transfer or purported Transfer of a Unit not made in accordance with this Article VII or Article XI shall be null and void ab initio.

Section 7.2 Conditions Generally Applicable to All Transfers. All Transfers are subject to the satisfaction of the following conditions:

(a) Transfers by Members Other than the Managing Member.

(i) No Member other than the Managing Member shall Transfer any portion of its Units to any transferee without the prior written consent of the Managing Member unless the Transfer is a Related-Party Transfer and all the conditions in this Section 7.2 are satisfied.

(ii) Any transferee of all or a portion of a Unit (whether or not admitted as a Substituted Member) shall take subject to and assume, by operation of Law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such Transferred Unit. No Transfer (other than pursuant to a statutory merger or consolidation pursuant to which all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of Law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member.

(iii) No transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights under this Agreement unless admitted as a Substituted Member.

(iv) For the avoidance of doubt, an Exchange pursuant Article XI shall not be deemed a Transfer for purposes of this Article VII and shall not be subject to the restrictions in this Article VII.

(b) Transfers by the Managing Member.

(i) The Managing Member may not Transfer any of its Units without the Consent of a Majority-in-Interest of the Members, except in connection with an Applicable Sale or Termination Transaction or to a wholly owned subsidiary in accordance with Section 7.2(b)(ii).

(ii) Subject to compliance with the other provisions of this Article VII, the Managing Member may Transfer all of its Units at any time to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Managing Member without the consent of any Member and may designate the transferee to become the new Managing Member for all purposes of this Agreement.

(c) Withholding with Respect to a Transfer of Units. A Member making a Transfer permitted by this Agreement shall comply with Section 3.5.

(d) Other Restrictions on Transfer. In addition to any other restrictions on Transfer in this Agreement, no Member may Transfer a Unit (including by way of a Related-Party Transfer, an acquisition of Units by the Managing Member or any other acquisition of Units by the Company) if the Company determines:

(i) It being acknowledged by the parties hereto that under Law as of the date hereof, a block transfer (as defined in 1.7704-1(e)(2) of the Treasury Regulations) should not create a material risk of publicly traded partnership treatment, such Transfer would create a material risk of the Company being classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes; provided, that the restriction in this clause (i) shall not apply with respect to a proposed Transfer if the relevant Member provides to the Company an opinion from a nationally recognized law or accounting firm, in form and substance reasonably satisfactory to the Company, providing that the proposed Transfer will not result in the Company being classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes;

(ii) That the Transfer would be to any Person or entity that lacks the legal right, power or capacity to own a Unit;

(iii) That the Transfer would be in violation of Law;

(iv) That the Transfer would be of any fractional or component portion of a Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Unit;

(v) That the Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified Person” (as defined in Code section 4975(c));

(vi) Based on the advice of counsel, that the Transfer would create a material risk that any portion of the Assets would constitute assets of any employee benefit plan pursuant to Department of Labor Reg. § 2510.2-101;

(vii) Based on the advice of counsel, that the Transfer would require the registration of such Unit pursuant to any applicable federal or state securities Laws;

(viii) Based on advice of counsel, that such Transfer would create a material risk that the Company would become a reporting company under the Exchange Act; or

(ix) Based on the advice of counsel, that the Transfer would subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Section 7.3 Substituted Members.

(a) Admission as Member. A transferee of Units of a Member, other than a Related-Party Transferee, may be admitted as a Substituted Member only with the consent of the Company. A Related-Party Transferee shall be admitted as a Substituted Member without the consent of the Company, subject to compliance with Section 7.3(b). The failure or refusal by the Company to permit a transferee of Units to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. A transferee who has been admitted as a Substituted Member in accordance with this Article VII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

(b) Documents to Be Provided by Transferee. No transferee shall be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such transferee and (iii) such other documents and instruments as the Managing Member may require to effect such transferee’s admission as a Substituted Member, including a certification from the transferee or an opinion of counsel reasonably acceptable to the Company in respect of any of the restrictions on transfer set forth in Section 7.2(d) (which certification or opinion may be waived, in whole or in part, in the sole discretion of the Company).

(c) Amendment of Books and Records. In connection with, and as evidence of, the admission of a Substituted Member, the Managing Member or Company shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

Section 7.4 Drag-Along Rights.

(a) If at any time the Managing Member and/or its Affiliates (excluding, for purposes of this Section 7.4, the Company and its Subsidiaries) desire to Transfer in one or more transactions a sufficient portion of its and/or their Units (or any beneficial interest therein) to constitute a Change of Control to a bona fide third party that is not an Affiliate of the Managing Member (an “Applicable Sale”), the Managing Member may require each other Member either (i) to sell the same ratable share of its Units as is being sold by the Managing Member and such Affiliates (based upon the total Units held by the Managing Member and its Affiliates at such time) on the same terms and conditions and/or (ii) to Exchange its Units pursuant to Section 11.1(b) (each, a “Drag-Along Right”). The Managing Member may in its sole discretion elect to cause the Managing Member and/or the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s Assets.

(b) No Member shall have any dissenters’ rights, appraisal rights or similar rights in connection with any Applicable Sale, and no Member may object to any subsequent liquidation or other distribution of the proceeds from an Applicable Sale that is a sale of Assets. Each Member agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Managing Member of its Drag-Along Right pursuant to this Section 7.4, each Member shall take all reasonably necessary and desirable actions approved by the Managing Member in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) any representations and warranties to be made by such Members in connection with the Applicable Sale shall be limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, (B) such Members shall not be obligated to bear any share of the out-of-pocket expenses, costs, or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs, and fees were incurred for the benefit of the Company or all of its Members, (C) such Members shall not be obligated or otherwise responsible for more than their proportionate shares (determined based on the respective proceeds payable to each Member in connection with such Applicable Sale) of any indemnities or other liabilities incurred by the Company and the Members as sellers in respect of such Applicable Sale, (D) any indemnities or other liabilities approved by the Managing Member shall be limited, in respect of each Member, to such Member’s share of the proceeds from the Applicable Sale, (E) such Member shall not be liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Applicable Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of substantially similar representations, warranties and covenants provided by all Members), (F) the same form of consideration shall be available to all Members holding any single class or series of Units and if any Members are given an option as to the form and amount of consideration to be received as a result of the Applicable Sale, all Members will be given the same option and (G) such Members shall not be required to agree (unless such Member is an officer or employee of the Company) to any restrictive covenant in connection with the Applicable Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Applicable Sale) or any release of claims other than a release in customary form of claims arising solely in such Member’s capacity as a Member of the Company.

(c) At least five (5) Business Days before consummation of an Applicable Sale, the Managing Member shall (i) provide the Members written notice (the “Applicable Sale Notice”) of the Applicable Sale, which notice shall contain (A) the name and address of the third-party purchaser, (B) the proposed purchase price, terms of payment, and other material terms and conditions of the purchaser’s offer, together with a copy of any binding agreement with respect to the Applicable Sale and (C) notification of whether the Managing Member has elected to exercise its Drag-Along Right and (ii) promptly notify the Members of all proposed changes to the material terms and keep the Members reasonably informed as to all material terms relating to the Applicable Sale or contribution, and promptly deliver to the Members copies of all final material agreements relating to the Applicable Sale not already provided in accordance with this Section 7.4(c) or otherwise. The Managing Member shall provide the Members written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5 Company Right to Call Units. Beginning on the date on which the aggregate Percentage Interest of the Members (other than the Managing Member and its Subsidiaries) is less than ten (10%) percent, the Company shall have the right, but not the obligation, from time to time and at any time to redeem all (but not less than all) outstanding Exchangeable Units. Any exchange described in this Section 7.5 shall constitute a Mandatory Exchange and shall be made in accordance with the provisions of Article XI.

Section 7.6 Withdrawal.

(a) Permissible Withdrawals. Subject to any Unit Designation, no Member may withdraw from the Company other than:

(i) As a result of a Transfer of all of such Member’s Units in accordance with this Article VII or Article XI with respect to which the transferee becomes a Substituted Member;

(ii) Pursuant to an acquisition by the Managing Member or Subsidiary of the Managing Member of all of its Units; or

(iii) With the prior written consent of the Company.

(b) Consequences of Withdrawal. Any Member who Transfers all of its Units in a Transfer (i) permitted pursuant to this Article VII where such transferee was admitted as a Substituted Member or (ii) to the Managing Member, whether or not pursuant to Section 11.1, shall cease to be a Member but shall continue to have the obligations of a former Member that are expressly set forth in this Agreement.

Section 7.7 Restrictions on Termination Transactions.

(a) General. Except as provided in Section 7.7(b), neither the Company nor the Managing Member shall engage in, or cause or permit, a Termination Transaction.

(b) Consent. The Company or Managing Member may engage in, cause, or permit a Termination Transaction only if at least one of the following conditions is satisfied:

(i) A Majority-in-Interest of the Members give Consent;

(ii) In connection with any such Termination Transaction, each holder of Class B Units and Vested Class M Units (other than the Managing Member and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, (x) for each Class B Unit, an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property that the holder of that Class B Unit would have received had it exercised its right to Exchange pursuant to Article XI and received Class A Common Stock in exchange for that Class B Unit immediately before such Termination Transaction and (y) for each Vested Class M Unit, the amount that the holder of that Class M Unit would have received under clause (x) if it had Exchanged that Class M Unit for Class B Units in accordance with Article XI immediately before such Termination Transaction (other than any amount that a holder of a Class B Unit would have received under clause (x) in respect of the par value of its shares of Class B Common Stock); or

(iii) All of the following conditions are met: (1) substantially all of the Assets directly or indirectly owned by the Company before the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company that is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes and each of its Subsidiaries has the same classification for U.S. federal, state, and local tax purposes immediately after the Termination Transaction that each Subsidiary had immediately before the Termination Transaction; (3) the rights of such Members with respect to the Surviving Company (including pursuant to a Tax Receivable Agreement) are at least as favorable as those of Members holding Units immediately before the consummation of such Termination Transaction (except to the extent that any such rights are consistent with clause (4) of this Section 7.7(b)(iii)) and as those applicable to any other limited partners or non-managing members of the Surviving Company; and (4) such rights include the right to cause their interests in the Surviving Company to be redeemed at any time or times for cash in an amount equal to the Fair Market Value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

Section 7.8 Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Member’s estate (a “Member Representative”) shall have the same rights as the Incapacitated Member possessed to Transfer its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company. Unless a Member or Member Representative informs the Company in writing of the Member’s Incapacity, the Company shall have the right to assume each Member is not Incapacitated. The Company shall have no obligation to determine whether or not a Member is Incapacitated.

Section 7.9 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ENCHANTED ROCK HOLDINGS, LLC, DATED AS OF [•] 2026, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

Section 7.10 Encumbrance. Units shall not be subject to the claims of any creditor, spouse for alimony or support, or legal process and may not be voluntarily or involuntarily alienated or encumbered (a “Pledge Transaction”) unless (i) the Company consents in writing to the Pledge Transaction, which consent shall not be unreasonably withheld, conditioned, or delayed, (ii) there is not more than one creditor with respect to all Pledge Transactions by any one Member (each a “Permitted Lender Party”), and (iii) the creditor with respect to the Pledge Transaction is obligated, pursuant to the terms of the Pledge Transaction, to satisfy the requirements of Section 7.3 of this Agreement as a transferee of Units prior to obtaining legal title or beneficial interest in the Units subject to the Pledge Transaction.

ARTICLE VIII

ADMISSION OF ADDITIONAL MEMBERS

Section 8.1 Admission of Additional Members.

(a) Requirements for Admission. A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 12.1 (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Managing Member in order to reflect such Person’s admission as an Additional Member. In connection with, and as evidence of, the admission of an Additional Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b) Consent Required. Notwithstanding anything to the contrary in this Section 8.1, no Person shall be admitted as an Additional Member without the consent of the Company. The admission of any Person as an Additional Member shall become effective on the date determined by the Company (but in no case earlier than the satisfaction of all the conditions set forth in Section 8.1(a)).

Section 8.2 Limit on Number of Members. Unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company after the date of this Agreement as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act .

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1 Dissolution Generally.

(a) Dissolution Only in Accordance with This Agreement. The Company shall not be dissolved by the substitution of Members or the admission of Additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company’s Assets.

(b) Termination of Members. The death, retirement, resignation, expulsion, Bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not in and of itself cause dissolution of the Company.

Section 9.2 Events Causing Dissolution.

(a) Actions by Members. No Member shall take any action to dissolve, terminate or liquidate the Company, or require apportionment, appraisal or partition of the Company or any of its Assets, or file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Law, waives any rights to take any such actions under Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Act.

(b) Liquidating Events. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(i) an election to dissolve the Company made by the Managing Member, with the Consent of a Majority-in-Interest of the Members;

(ii) the expiration of forty-five (45) days after the sale or other disposition of all or substantially all Assets; or

(iii) any other event that results in a mandatory dissolution under the Act.

Section 9.3 Distribution upon Dissolution.

(a) Order of Distributions. Upon the dissolution of the Company pursuant to Section 9.2, the Managing Member (or, in the event that the Managing Member has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority-in-Interest of the Members (the Managing Member or such other Person, the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s Assets and liabilities, and the Company’s Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s Debts and liabilities to creditors, including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for previously declared distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for previously declared distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) The balance, if any, to the Members, pro rata in accordance with their Units (subject, in the case of the Class M Units, to Sections 2.1(c)(iii) and 3.1(b)).

(b) Discretion of Liquidator and Managing Member.

(i) Notwithstanding the provisions of Section 9.3(a) that require liquidation of the Assets, but subject to the order of priorities set forth therein, if before or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s Assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants-in-common and in accordance with the provisions of Section 9.3(a), undivided interests in such Company Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(ii) In the sole discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article IX may be:

(A) Distributed to a trust established for the benefit of the Managing Member and the Members for the purpose of liquidating Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

(B) Withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 9.3(a) as soon as practicable.

Section 9.4 Rights of Members. Except as otherwise provided in this Agreement and subject to the rights of any Member set forth in a Unit Designation, (a) each Member shall look solely to the Assets for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions or distributions.

Section 9.5 Termination. The Company shall terminate when all of the Assets, after payment of or due provision for all Debts, liabilities, and obligations of the Company, have been distributed to the Members in the manner provided for in this Article IX and the Certificate of Formation shall have been cancelled in the manner required by the Act.

ARTICLE X

PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; MEETINGS

Section 10.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement or otherwise pursuant to Law are subject to the procedures set forth in this Article X.

Section 10.2 Procedures for Meetings and Actions of the Members.

(a) Time; Quorum; Consent. Meetings of the Members may be called only by the Managing Member and shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than two (2) days nor more than ninety (90) days before the date of such meeting. Members may vote in Person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement or any Unit Designation, the affirmative vote of a Majority-in-Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 10.2(b).

(b) Written Consents. Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission and filed with the Managing Member setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one or several instruments and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal.

(c) Proxy. Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) Record Date for Meetings and Other Purposes.

(i) The Managing Member may set, in advance, a Record Date (x) for the purpose of determining the identities of the Members entitled to Consent to any action or entitled to receive notice of or vote at any meeting of the Members or (y) to make a determination of Members for any other proper purpose. Any such date shall not be before the close of business on the day the Record Date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than two (2) days, before the date on which the meeting is to be held.

(ii) If no Record Date is set, the Record Date for the determination of Members entitled to notice of or vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the Record Date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this Section 10.2(d), such determination shall apply to any adjournment thereof.

(e) Conduct of Meetings. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

(f) Waivers. Any time period for notice with respect to meetings or consents of the Members may be waived by a Member as to such Member.

ARTICLE XI

EXCHANGE RIGHTS

Section 11.1 Elective and Mandatory Exchanges.

(a) Elective Exchanges. Subject to the Policy Regarding Exchanges set forth in Annex E, as amended from time to time by the Company (the “Policy Regarding Exchanges”), by written notice to the Company (each, an “Elective Exchange Notice”):

(i) each Exchangeable Unit Member shall have the right, from time to time, to surrender Exchangeable Units (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement) to the Company and to thereby cause the Company to deliver to that Exchangeable Unit Member (or its designee) the Exchange Consideration as set forth in Section 11.3 (an “Elective Exchange”).

(ii) each holder of Vested Class M Units (such Units, “Exchangeable Class M Units”) shall have the right, from time to time, to convert its Exchangeable Class M Units into a number of Class B Units that is equal to the product of (x) the number of Exchangeable Class M Units so converted, multiplied by (y) the Class M Conversion Ratio (which newly issued Class B Units may be exchanged in an Exchange pursuant to and in accordance with this Article XI).

(b) Mandatory Exchange Events. Units are subject to Mandatory Exchange in each of the following circumstances:

(i) pursuant to Section 7.4, if an Applicable Sale is determined to be a Mandatory Exchange event in the sole discretion of the Managing Member;

(ii) pursuant to Section 7.5; or

(iii) in the discretion of the Managing Member, with the Consent of Members whose Class B Units represent fifty percent (50%) of the Class B Units of all Members in the aggregate (which Consent must include EIP for so long as EIP and its Affiliates, collectively, have beneficial ownership of [__]% of the Class B Units held by EIP as of the closing date of the IPO).

(c) Mandatory Exchange Notices and Dates. Upon the occurrence of any of the circumstances set out in Section 7.5 or Section 11.1(b), the Managing Member may exercise its right to cause a mandatory exchange of a Member’s Exchangeable Units (a “Mandatory Exchange”) by delivering to each Member a written notice (a “Mandatory Exchange Notice” and, together with each Elective Exchange Notice, an “Exchange Notice”). A Mandatory Exchange Notice will specify the basis for the Mandatory Exchange, the Exchangeable Units to which the Mandatory Exchange applies, the Exchange Consideration and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. The Member receiving the Mandatory Exchange Notice shall use its reasonable best efforts to deliver the Certificates, as applicable, representing the applicable Exchangeable Units (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement) no later than one (1) Business Day before the Mandatory Exchange Date. Upon the Mandatory Exchange Date, the Company will effect the Mandatory Exchange.

(d) Exchanges of Class M Units.

(i) Structure of Mandatory Exchanges. Notwithstanding anything to the contrary stated in this Agreement, any Mandatory Exchange with respect to Exchangeable Units that are Class M Units shall be structured (i) first, as a conversion of the Class M Units into a number of Class B Units that is equal to the product of (x) the number of Exchangeable Class M Units so converted, multiplied by (y) the Class M Conversion Ratio, and (ii) second, as an Exchange of the Class B Units received pursuant to the Exchange in clause (i) for the Exchange Consideration.

(ii) No Fractional Class B Units. Notwithstanding anything to the contrary in this Section 11.1, if, in connection with an Elective Exchange or Mandatory Exchange of Class M Units, but for this Section 11.1(d)(ii), a holder of Class M Units would receive a fractional Class B Unit, the number of Class B Units to be issued shall be rounded down to the nearest whole number, and the holder of the relevant Class M Units will receive cash in an amount equal to the Fair Market Value (or, in the Company’s discretion, the Cash Settlement amount) attributable to such fractional Class B Unit.

(iii) No Issuance of Class B Stock. For the avoidance of doubt, the Managing Member shall not issue any shares of Class B Common Stock solely by means of a conversion of Class M Units into Class B Units, and no shares of Class B Common Stock shall be cancelled or surrendered in connection with an Exchange of Class B Units resulting from a conversion of Class M Units.

Section 11.2 Additional Terms Applying to Exchanges.

(a) Rights of Exchangeable Unit Member. On an Exchange Date, all rights of the Exchangeable Unit Member as a holder of the Exchangeable Units shall cease, and, unless the Managing Member has elected Cash Settlement as to all Exchangeable Units tendered, the Managing Member shall use commercially reasonable efforts to cause the transfer agent or registrar of the Managing Member to update the Register such that such Exchangeable Unit Member (or its designee) becomes the record holder of the shares of Class A Common Stock to be received by the Exchangeable Unit Member in respect of such Exchange. If the applicable Exchangeable Units are Class B Units (other than Class B Units resulting from a conversion of Class M Units), the rights of the Exchangeable Unit Member as a holder of shares of Class B Common Stock that are subject to the Exchange shall also cease.

(b) Right of Managing Member to Acquire Exchangeable Units. With respect to Units surrendered in an Elective Exchange or subject to a Mandatory Exchange, the Managing Member shall have the right (but not the obligation) to have the Managing Member (in lieu of the Company) acquire Exchangeable Units and, if the applicable Exchangeable Units are Class B Units (other than Class B Units resulting from a conversion of Class M Units), an equivalent number of shares of Class B Common Stock held by the holder of those Class B Units directly from an Exchangeable Unit Member for the elected Exchange Consideration. If the Managing Member acquires Exchangeable Units as described in the preceding sentence, those Exchangeable Units shall be automatically recapitalized into the same number of Class A Units as the Exchangeable Units.

(c) Expenses. Except as otherwise agreed by the Company, the Managing Member and an Exchangeable Unit Member, the Company, the Managing Member, and each Exchangeable Unit Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated. Notwithstanding the preceding sentence, the Managing Member (or the Company, at the Managing Member’s direction) shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the Exchangeable Unit Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Member) or the Cash Settlement is to be paid to a Person other than the Exchangeable Unit Member that requested the Exchange, then such Member or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Managing Member (or the Company, at the Managing Member’s direction) the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Managing Member that such tax has been paid or is not payable.

Section 11.3 Exchange Consideration; Settlement.

(a) Generally. The Managing Member shall have the right, in its sole discretion, to elect the form of Exchange Consideration to be used by the Company with respect to any Exchange.

(b) Delivery of Exchange Consideration. On an Exchange Date, provided the Exchangeable Unit Member has satisfied its obligations under the Policy Regarding Exchanges and not validly retracted such proposed Exchange, the Managing Member shall deliver or cause to be delivered the Exchange Consideration to such Exchangeable Unit Member (or its designee), at the address set forth on the applicable Exchange Notice.

(c) Structure of Settlement of Exchange.

(i) Cash Settlement. To the extent the Managing Member elects to have the Company settle an Exchange in cash, (x) the Managing Member shall contribute to the Company the amount of the Cash Settlement and (y) the Company shall distribute the contributed cash to the Exchangeable Unit Member. To the extent the Managing Member elects to settle directly pursuant to Section 11.2(b), the Managing Member shall deliver the amount of cash it otherwise would have contributed to the Company directly to the Exchangeable Unit Member.

(ii) Settlement in Class A Common Stock. To the extent the Managing Member elects to have the Company settle an Exchange in Class A Common Stock, (x) the Managing Member shall contribute to the Company the appropriate number of shares of Class A Common Stock and (y) the Company shall distribute the contributed shares to the Exchangeable Unit Member. To the extent the Managing Member elects to settle an Exchange directly pursuant to Section 11.2(b), the Managing Member shall deliver the shares of Class A Common Stock it otherwise would have contributed to the Company directly to the Exchangeable Unit Member. To the extent such Exchange would, but for this Section 11.3(c), result in the Exchangeable Unit Member’s receipt of a fractional share of Class A Common Stock, then the number of shares of Class A Common Stock to be received by the Exchangeable Unit Member shall be rounded down to the nearest whole number of shares and the amount of the reduction shall be paid as a Cash Settlement.

(iii) Settlement in Cash and Class A Common Stock. To the extent the Managing Member elects to have the Company settle an Exchange using both cash and shares of Class A Common Stock, (x) the Managing Member shall contribute to the Company the amount of the Exchange Consideration and (y) the Company shall distribute the contributed Exchange Consideration to the Exchangeable Unit Member. To the extent the Managing Member elects to settle an Exchange directly pursuant to Section 11.2(b), the Managing Member shall deliver the amount of cash and shares of Class A Common Stock it otherwise would have contributed to the Company directly to the Exchangeable Unit Member.

(iv) Company-Settled Exchanges. Immediately after a Company-settled Exchange, the surrendered Exchangeable Units shall be cancelled, any associated Class B Common Stock shall be surrendered to the Managing Member and cancelled for par value, and the Company shall issue the Managing Member a number of Class A Units equal to the number of Exchangeable Units exchanged multiplied by the Exchange Rate.

(v) Intended Tax Treatment. Except as otherwise required by Law, the Managing Member shall, for U.S. federal income tax purposes, be treated as paying an appropriate portion of the selling expenses associated with any Exchange Consideration that is paid in cash as agent for and on behalf of the Exchangeable Unit Member.

(d) Notice of Intended Exchange Consideration. At least five (5) Business Days before the Exchange Date, the Managing Member shall give written notice to the Company (with a copy to the Exchangeable Unit Member) of the intended Exchange Consideration. If the Managing Member does not timely deliver such written notice, the Managing Member shall be deemed to have elected to settle the Exchange with shares of Class A Common Stock.

(e) Settlement through Depository Trust Company. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Managing Member or the Company will, upon the written instruction of an Exchangeable Unit Member, deliver the shares of Class A Common Stock deliverable to such Exchangeable Unit Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Exchangeable Unit Member in the Exchange Notice.

(f) Obligations of Managing Member and Company. Upon any Exchange, the Managing Member or the Company, as applicable, shall take such actions as (i) may be required to ensure that the Exchangeable Unit Member receives the shares of Class A Common Stock and/or the Cash Settlement that such Exchangeable Unit Member is entitled to receive in connection with such Exchange pursuant to this Section 11.3, and (ii) may be reasonably within its control that would cause such Exchange to be treated as a direct exchange between the Managing Member and the Member for U.S. federal and applicable state and local income tax purposes.

Section 11.4 Units and Capital Stock.

(a) Class B Units. Except for any Class B Units obtained in connection with a conversion of Class M Units under Section 11.1, each Class B Unit shall be associated with and stapled to one share of Class B Common Stock. Upon the issuance of a Class B Unit, the Member receiving such Unit shall purchase from the Managing Member, concurrently with the issuance of such Class B Unit, one share of Class B Common Stock for the consideration of the par value thereof. Upon any surrender, redemption or conversion of any such Class B Unit, the holder thereof shall concurrently surrender to the Managing Member the associated share of Class B Common Stock in exchange for payment by the Managing Member of the par value thereof. Without the specific written consent of the Managing Member, no Transfer of a Class B Unit (other than a Class B Unit obtained from an Exchange of Class M Units pursuant to Section 11.1) shall be effected without a simultaneous Transfer of the corresponding share of Class B Common Stock.

(b) Class A Adjustments. Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock (a “Class A Common Stock Adjustment”) shall be accompanied by a corresponding subdivision or combination of the Units to maintain at all times (i) a one-to-one ratio of Class A Units to Class A Common Stock, (ii) a one-to-one ratio of Class B Units to Class B Common Stock, and (iii) a participation of the Class M Units in the profits of the Company at the same percentage in which the Class M Units participated immediately before the Class A Common Stock Adjustment. For the avoidance of doubt, this Section 11.4(b) shall not apply to any adjustment made pursuant to this Section 11.4(b).

(c) Exchange Ratio Adjustments. Without duplication of Section 11.4(a) or Section 11.4(b), to the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization, or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then, upon any subsequent Exchange, an Exchangeable Unit Member shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Unit Member would have received if such Exchange had occurred immediately before the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization, or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization, or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 11.4 shall continue to apply, mutatis mutandis, with respect to such security or other property.

(d) Authority of Managing Member. In the implementation and administration of this Section 11.4, the Managing Member shall have authority to amend this Agreement without the consent of any other Member and shall have discretion to make such adjustments as it determines in good faith to be appropriate to reflect the economic equivalency intended hereby.

Section 11.5 Class A Common Stock to Be Issued in Connection with an Exchange.

(a) Class A Common Stock Reserve. The Managing Member shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges. The preceding sentence shall not affect the Managing Member’s right to elect a Cash Settlement.

(b) Rule 16(b) Exemption. The Managing Member has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Managing Member (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Managing Member for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Managing Member (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Managing Member upon the registration of any class of equity security of the Managing Member pursuant to Section 12 of the Exchange Act.

(c) Validity of Class A Common Stock. The Managing Member covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Managing Member or any right of first refusal or other right in favor of any Person.

Section 11.6 Withholding. Each Member acknowledges and agrees that the Company may be required by Law to deduct and withhold any amounts by reason of any federal, state, local, or non-U.S. tax Laws in respect of any Exchange, including as provided in Section 3.5.

Section 11.7 Tax Treatment. Unless otherwise agreed to in writing by the Exchangeable Unit Member and the Managing Member, it is intended that, for U.S. federal and applicable state and local income tax purposes, each Exchange be treated as a purchase and sale by the Managing Member from the Exchangeable Unit Member of all or a portion of the Exchangeable Unit Member’s partnership interest in the Company in a transaction described in (as applicable) Code sections 707(a), 741(a), and 1001. All applicable parties shall treat each Exchange consistently with the intended treatment for all U.S. federal and applicable state and local tax purposes unless otherwise required by Law. The Company shall have an election in effect under Code section 754 for the taxable year that includes the IPO and any subsequent taxable period in which an Exchange occurs.

Section 11.8 Subsidiaries of the Managing Member. At the Managing Member’s option (to be exercised in the Managing Member’s sole discretion), the Managing Member may cause a direct or indirect wholly owned Subsidiary of the Managing Member to acquire (or, in the case of a Company-settled Exchange, be issued in accordance with Section 11.3(c)(iv)) any Units that otherwise would be acquired directly by the Managing Member. For the avoidance of doubt, any election made by the Managing Member under this Section 11.8 shall not affect the Exchange Consideration otherwise payable in connection with an Exchange under this Article XI.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Managing Member, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or a designee of any of the foregoing that are within such Person’s authority under this Agreement shall be binding and conclusive on a Member absent manifest error. In connection with any such determination, interpretation, calculation, adjustment, or other action, the Managing Member, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement in such a manner as such Person determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on a Member absent manifest error.

Section 12.2 Company Counsel. THE COMPANY, THE MANAGING MEMBER AND AFFILIATED ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGING MEMBER AND AFFILIATES THEREOF. THE MANAGING MEMBER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED GIBSON, DUNN & CRUTCHER LLP (“COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN THE ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, UNLESS OTHERWISE EXPRESSLY AGREED BY COMPANY COUNSEL, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 12.3 Appointment of Managing Member as Attorney-in-Fact.

(a) Execution of Documents. Each Member, including each Additional Member and Substituted Member that is a Member, irrevocably makes, constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and Lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, that the Managing Member deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act) in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms of this Agreement, and all instruments that the Managing Member deems appropriate in accordance with the terms of this Agreement.

(iii) All conveyances of Company Assets and other instruments that the Managing Member reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) Power and Interest. The appointment by all Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power and the Transfer of all or any portion of such Person’s Units, and shall not be affected by the subsequent Incapacity of the Person.

Section 12.4 Entire Agreement. This Agreement, together with the Tax Receivable Agreement and that certain Registration Rights Agreement dated as of [•], by and among the Managing Member and the stockholders of the Managing Member party thereto, in each case, as amended, supplemented or restated in accordance with its terms, and the other documents contemplated hereby and thereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties to this Agreement pertaining to the subject matter hereof, including the Prior Agreement.

Section 12.5 Further Assurances. Each of the parties to this Agreement hereby covenants and agrees on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 12.6 Notices. All notices, requests, claims, demands and other communications with respect to this Agreement shall be in writing and shall be deemed duly given and received (i) on the date of delivery if delivered personally, or by e-mail if sent on a Business Day (or otherwise on the next Business Day) or (ii) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service. All notices under this Agreement shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company or to the Managing Member, to:

1113 Vine St., Suite 101

Houston, TX 77002

Telephone: (713) 429-4091

Attention: General Counsel

E-mail: [●]

with a copy to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

Attention: John T. Gaffney

Hillary H. Holmes

Harrison Tucker

if to any Member, to:

the address set forth for such Member in the records of the Company.

Any Member may change its address by giving the Company and the Managing Member written notice of its new address, fax number, or e-mail address in the manner set forth in this Section 12.6.

Section 12.7 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to otherwise governing principles of conflicts of Law.

Section 12.8 Jurisdiction and Venue. The parties to this Agreement agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Selected Court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notice in Section 12.6 shall be deemed effective service of process on such party.

Section 12.9 Equitable Remedies. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties to this Agreement. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.

Section 12.10 Construction. This Agreement shall be construed as if all parties to this Agreement prepared this Agreement.

Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 12.12 Third-Party Beneficiaries. Except as provided in Section 4.7, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties to this Agreement that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 12.13 Binding Effect. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding on, shall inure to the benefit of and shall be enforceable by the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Substituted Members or otherwise.

Section 12.14 Severability. If any provision of this Agreement as applied to any party or any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 12.15 Survival. The provisions of Sections 3.5, 4.6, 4.7, 12.1, 12.3, 12.6, 12.7, 12.8, 12.9, 12.13, 12.14, 12.15, Article XIII, and Section 4.7 of Annex C (and any other provisions of this Agreement necessary for the effectiveness of the enumerated Sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 12.16 Attorneys’ Fees. The prevailing party in any suit, action or proceeding to enforce its rights under this Agreement shall be entitled to be paid by the non-prevailing party all reasonable and documented out-of-pocket costs and expenses incurred by such prevailing party in connection with such suit, action or proceeding, including all reasonable attorneys’ fees.

ARTICLE XIII

DEFINED TERMS

Section 13.1 Definitions. The following definitions shall apply for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (as it may be amended from time to time), and any successor to such statute.

“Additional Funds” is defined in Section 2.5(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 8.1, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that (i) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of any other Member or its parent company or Affiliates and (ii) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of the Company or any of its Affiliates. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any Family Member of such Person; and, with respect to EIP, any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, EIP.

“Agreement” is defined in the preamble to this Agreement.

“Alternative Assumed Tax Rate” means, for a given Fiscal Year, the lesser of (i) the Assumed Tax Rate and (ii) the highest combined effective U.S. federal, state, and local marginal rate of tax applicable to the type or types of income or gain allocated to that Member when recognized by a corporation doing business in the United States for the Fiscal Year.

“Applicable Sale” is defined in Section 7.4(a).

“Applicable Sale Notice” is defined in Section 7.4(c).

“Assets” means any assets and property of the Company.

“Assumed Tax Liability” is defined in Section 3.2(b).

“Assumed Tax Rate” means, with respect to an item of income or gain, (i) thirty percent (30%) if that item is treated as capital gain or qualified dividend income for U.S. federal income tax purposes and (ii) thirty-six per cent (36%) if that item is not so treated. The Assumed Income Tax Rate may be adjusted by the Managing Member in a manner reasonably expected by the Managing Member to enable the Members and their beneficial owners to satisfy their income tax obligations in respect of taxable income allocated to them by the Company consistent with the Members’ ability to satisfy their income tax obligations prior to the event(s) causing the adjustment.

“Available Cash” means, after taking into account amounts determined by the Managing Member to be reasonably necessary or advisable to be retained by the Company to meet actual or anticipated, direct or indirect, expenses, capital investments, working capital needs or liabilities (actual, contingent or otherwise) of the Company, including the payment of any Imputed Underpayment or for the operation of the business of the Company, or to create reasonable reserves for any of the foregoing, cash (in United States dollars) of the Company that the Managing Member determines is available for distribution to the Members.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 18-304 of the Act with respect to such Person, and the term “Bankrupt” has a correlative meaning.

“Benchmark Unit” means, with respect to each Class M Unit, the Unit designated by the Company as the “Benchmark Unit” for such Class M Unit, which designation shall be set forth in the books and records of the Company, including, if applicable, in a Grant Agreement for such Class M Unit. For the avoidance of doubt, the Benchmark Units for any particular Class M Unit will be the Unit determined by the Company as necessary for such Class M Unit to qualify as a “profits interest” within the meaning of Section 2.1(c)(iv).

“Board of Directors” means the Board of Directors of the Managing Member.

“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State Law or regulation.

“Capital Account” is defined in Annex C.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the Fair Market Value of property (other than money) in such form as may be permitted by the Act that the Member contributes (or is treated as contributing) to the Company.

“Capital Stock” means a share of any class or series of stock of the Managing Member now or hereafter authorized.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to (1) the product of (x) the number of shares of Class A Common Stock that otherwise would be delivered to a Member in an Exchange, multiplied by (y) the price per share, net of underwriting discounts and commissions, at which Class A Common Stock is issued by the Managing Member in an underwritten offering or block trade commenced in anticipation of the applicable Exchange (a “Liquidity Offering”); or (2) if no such Liquidity Offering occurs before the settlement of the applicable Exchange, the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Business Days ending on and including the last full Business Day immediately before the Exchange Date, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the amount specified in clause (2) shall be determined in good faith by a committee of the Board of Directors composed of a majority of the directors of the Managing Member that do not have an interest in the Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, shares of Class B Common Stock being Exchanged.

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Delaware Secretary of State on June 25, 2018, as amended from time to time.

“Certificates” means (A) if certificated, any certificates representing Exchangeable Units, (B) if certificated, any stock certificates representing the shares of Class B Common Stock required to be surrendered in connection with an Exchange of Class B Units, and (C) such other information, documents or instruments as either the Managing Member (or the Managing Member’s transfer agent) or the Company may reasonably require in connection with an Exchange. If any certificate or other document referenced in the immediately preceding sentence is alleged to be lost, stolen or destroyed, the Exchangeable Unit Member shall cooperate with and respond to the reasonable requests of the Managing Member (or the Managing Member’s transfer agent) and the Company and, if required by the Managing Member or the Company, furnish an affidavit of loss and/or an indemnity against any claim that may be made against the Managing Member or the Company on account of the alleged loss, theft or destruction of such certificate or other document.

“Change of Control” means, as of any date of determination, in one transaction or a series of related transactions, the Transfer of Units (or any beneficial interest therein) of the Company representing more than fifty (50) percent of the outstanding Common Units as of such date of determination.

“Class A Common Stock” means the Class A common stock of the Managing Member, $0.01 par value per share.

“Class A Ratio” is defined in Section 2.5(d).

“Class A Unit” is defined in Section 2.1(b)(i).

“Class B Common Stock” means the Class B Common Stock of the Managing Member, $0.01 par value per share.

“Class B Unit” is defined in Section 2.1(b)(ii).

“Class M Conversion Ratio” means, with respect to a Class M Unit and a particular Exchange, a fraction (expressed as a percentage), the numerator of which is the amount that would be distributed in respect of that Class M Unit pursuant to Section 9.3, and the denominator of which is the amount that would be distributed in respect of a Class B Unit pursuant to Section 9.3, in each case if, immediately before the Exchange, the Company were to sell all of its assets for their Fair Market Values, pay any liabilities, and distribute the proceeds available for distribution pursuant to this Agreement. The Class M Conversion Ratio (including its various components) shall be determined by the Company using such methods and conventions as the Company deems appropriate, including, to the extent relevant, by reference to the trading price of the Class A Common Stock. For purposes of this definition, all Class M Units shall be treated as Vested Class M Units.

“Class M Unit” is defined in Section 2.1(b)(iii).

“Code” is defined in Annex C.

“Common Stock” means the Class A Common Stock or the Class B Common Stock (and shall not include any additional series or class of the Managing Member’s common stock created after the date of this Agreement).

“Common Unit” means a Class A Unit, a Class B Unit, and any other Unit designated as a Common Unit by the Company.

“Company” is defined in the preamble to this Agreement.

“Company Counsel” is defined in Section 12.2.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article X.

“control,” including the terms “controlled by” and “under common control with,” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the Board of Directors or similar body governing the affairs of such Person.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) obligations of such Person as lessee under capital leases.

“Designated Individual” is defined in Annex C.

“Designated Member” means, with respect to each Fiscal Year, a Member who holds, as of the first day of such Fiscal Year, at least one percent (1%) of the aggregate number of Class B Units outstanding that are held by Members other than the Managing Member.

“Drag-Along Right” is defined in Section 7.4(a).

“EIP” means EIP Flagship Fund I ER Holdings LLC, Delaware limited partnership, or any Related-Party Transferee of such Person or any transferee thereof.

“Elective Exchange” is defined in Section 11.1(a).

“Elective Exchange Date” means the effective date of an Elective Exchange.

“Elective Exchange Notice” is defined in Section 11.1(a).

“Equivalent Units” means Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption (the “Terms”) that are (a) relative to the Common Units and the other classes and series of Units that correspond to classes and series of Capital Stock, and (b) substantially the same as (or corresponding to) the Terms that any new Capital Stock or New Securities (except Debt described in clause (ii) of the definition of New Securities ) have relative to the Common Stock and other classes and series of Capital Stock or New Securities. The foregoing shall not apply to matters such as voting for members of the Board of Directors that are not applicable to the Company. In comparing the economic rights of any Preferred Stock with the economic rights of any Units, the effect of taxes may be taken into account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Consideration” shall mean, in the case of any Exchange, (x) the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate (the “Stock Consideration”), (y) the Cash Settlement, or (z) a combination of shares of Class A Common Stock and cash with an aggregate Fair Market Value equal to the amount described in clause (y) and valued, in the case of the shares of Class A Common Stock, in the same manner as such shares would be valued under the definition of “Cash Settlement,” plus, in the case of an Exchange of Class B Units under either subclauses (x), (y), or (z), an amount that is equal to $0.01 multiplied by the number of shares of Class B Common Stock included in the Exchange (if any).

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Rate” means, in respect of any Exchange, subject to Section 11.4, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before the Exchange and the denominator of which shall be the number of Class A Units owned by the Managing Member immediately before the Exchange. On the date of this Agreement, the Exchange Rate shall be 1.

“Exchangeable Unit” means (i) each Class B Unit and (ii) any other Unit designated as an Exchangeable Unit by the Company.

“Exchangeable Unit Member” means each Member, other than the Managing Member and any of its wholly owned Subsidiaries, that holds an Exchangeable Unit.

“Fair Market Value” of Units or other property, means the cash price that a third party would pay to acquire all of such Units (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) or other property, as the case may be, in an arm’s-length transaction. Unless otherwise determined by the Company, the following assumptions will be made when determining the Fair Market Value of Units:

(a) that the Company was being sold in a manner reasonably designed to solicit all possible participants and permit all interested Persons an opportunity to participate and achieve the best value reasonably available to the Members at the time; and

(b) that all existing circumstances are taken into account, including the terms and conditions of all agreements (including this Agreement) to which the Company is then a party or by which it is otherwise benefited or affected, determined.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” is defined in Section 6.2.

“Imputed Underpayment” is defined in Annex C.

“Imputed Underpayment Share” is defined in Annex C.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of the winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Incentive Compensation Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Managing Member for the benefit of the employees or other service providers (including directors, advisers, and consultants) of the Company, or any Subsidiaries of the Company.

“Indemnitee” means the Managing Member, each Affiliate of the Managing Member, the Tax Representative, the Designated Individual and each officer and director of the Managing Member, the Company or any of their respective Affiliates, in all cases in such capacity.

“IRS” means the United States Internal Revenue Service, or, if applicable, a state or local taxing agency.

“Law” means any applicable statute, Law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority. The term “Lawful” has a correlative meaning.

“Liquidating Event” is defined in Section 9.2(b).

“Liquidator” is defined in Section 9.3(a).

“Majority-in-Interest of the Members” means Members (excluding the Managing Member) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Common Units held by all Members (excluding the Managing Member) entitled to vote on or consent to such matter, which must include EIP for so long as EIP and its Affiliates, collectively, have beneficial ownership of [__]% of the Class B Units held by EIP as of the closing date of the IPO.

“Managing Member” is defined in the preamble to this Agreement.

“Mandatory Exchange” is defined in Section 11.1(c).

“Mandatory Exchange Date” is defined in Section 11.1(c).

“Mandatory Exchange Notice” is defined in Section 11.1(c).

“Member” means any Person named as a member of the Company on the Register of this Agreement (as amended from time to time) and any Person admitted as an Additional Member of the Company or a Substituted Member of the Company, in each case, in such Person’s capacity as a member of the Company, until such time as such Person has ceased to be a Member.

“Member Representative” is defined in Section 7.8.

“Mirror Issuance” means the issuance by the Company to the Managing Member of (i) preferred units with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption that mirror those of Preferred Stock issued by the Managing Member, in a number equal to the number of, and having the same economic terms as, the shares of Preferred Stock so issued, or (ii) Class A Units, as required to maintain the Class A Ratio.

“New Securities” means any equity security as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, excluding grants under the Incentive Compensation Plans, including (i) rights, options, warrants, or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into, or exchange such securities for, Common Stock or Preferred Stock and (ii) any Debt issued by the Managing Member or any of its Subsidiaries (other than the Company and its Subsidiaries), including Debt that provides any of the rights described in clause (i).

“Percentage Interest” means, with respect to each Member, as to any class or series of relevant Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members, in each case determined as of the date of determination. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units.

“Permitted Lender Party” has the meaning given to it in Section 7.10 of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Pledge Transaction” is defined in Section 7.10 of this Agreement.

“Policy Regarding Exchanges” is defined in Section 11.1(a).

“Preferred Stock” means shares of preferred stock of the Managing Member now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Record Date” means the record date established by the Company for the purpose of determining the Members entitled to notice of or vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Company) generally be the same as the record date established by the Managing Member for a distribution to the Members of its Capital Stock of some or all of its portion of such distribution.

“Register” is defined in Section 5.1(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, effective on or about the date hereof, among the Managing Member and the other Persons party thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). References to “Treas. Reg. §” are to the sections of the Regulations.

“Related-Party Transfer” means a Transfer by a Member of all or part of its Units to any Related-Party Transferee.

“Related-Party Transferee” means, with respect to a Member, (i) any Family Member of that Member, (ii) any direct or indirect member or equityholder of that Member or any Affiliate of that Member, (iii) any Family Member of any direct or indirect member or equityholder described in (ii), or (iv) the Managing Member or any Subsidiary of the Managing Member.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selected Courts” is defined in Section 12.8.

“Subsidiary” means, with respect to any Person, any corporation or other entity if a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.3.

“Tax Distribution” is defined in Section 3.2(a).

“Tax Distribution Shortfall Amount” is defined in Section 3.2(d).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of [•], entered into by and among the Managing Member, the Company, each of the parties thereto identified as a “TRA Holder” or the “TRA Representative,” and each of the successors and assigns thereto, and any other similar tax receivable (or comparable) agreements entered after the date of this Agreement.

“Tax Representative” is defined in Annex C.

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Managing Member’s Units in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Managing Member, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Managing Member not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split or reverse stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Managing Member, or (e) a Transfer of all or any portion of the Managing Member’s Units (other than to a wholly owned Affiliate).

“Terms” is defined in the definition of “Equivalent Units.”

“Transfer” means, in respect of any Units, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing. Neither (i) an Exchange nor (ii) a hypothecation, lien, or encumbrance satisfying the requirements of Section 7.10 shall constitute a Transfer under this Agreement.

“Unit” means a fractional share of the limited liability company interest in the Company, and shall be deemed to include any equity security received in connection with any recapitalization, merger, consolidation, or other reorganization, or by way of any distribution in respect of Units, in any such case, after the date of this Agreement. There may be one or more classes or series of Units. A Unit may be expressed as a number of Class A Units, Class B Units, or Class M Units or other class or series of Units.

“Unit Designation” is defined in Section 2.4(a).

“Vested Class M Unit” means a Class M Unit that has vested in accordance with the terms applicable to such Class M Unit (including the applicable Grant Agreement and any Incentive Compensation Plan pursuant to which such Class M Unit was issued, in each case, as in effect from time to time) and that has not been forfeited, repurchased, or otherwise cancelled. For the avoidance of doubt, a Class M Unit shall be a Vested Class M Unit only with respect to the portion thereof that has so vested, and any unvested portion shall not constitute a Vested Class M Unit.

Section 13.2 Interpretation. In this Agreement, except to the extent that the context otherwise requires:

(a) the words “herein,” “hereto,” “hereof,” and “hereunder,” and similar words, refer to this Agreement as a whole and not to a particular provision of this Agreement;

(b) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(c) defined terms include the plural as well as the singular and vice versa;

(d) words importing gender include all genders;

(e) a reference to an Article, Section, subsection, clause, Annex, or Exhibit is to an Article, Section, subsection, clause, Annex, or Exhibit of this Agreement unless explicitly referring to an outside source;

(f) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and all statutory instruments or orders made under it;

(g) any reference to a “day” or “Business Day” means the whole of such day, being the period of 24 hours running from midnight to midnight;

(h) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(i) the word “if” means “if and only if,” and similar words have corresponding meanings;

(j) the word “or,” when used in a list of two or more items, is inclusive and permits any combination of the listed items;

(k) “documents” includes instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, whether in physical or electronic form;

(l) a reference to a “day” or “Business Day” means the entire day, measured from midnight to midnight;

(m) in calculating a period from one date to a later date, “from” means “from and including,” “to” and “until” each mean “to but excluding,” and “through” means “to and including.” Time is of the essence with respect to all dates, deadlines, and time periods in this Agreement;

(n) if the date for giving a notice or taking an action is not a Business Day, or if a period during which a notice must be given or an action taken expires on a day that is not a Business Day, that date is automatically extended to the next Business Day;

(o) unless this Agreement expressly provides otherwise, a reference to organizational documents, an agreement (including this Agreement), or another contractual instrument includes any subsequent amendment, restatement, extension, supplement, or other modification of that document or instrument; and

(p) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER:

EROCK, INC.

By:
Name:
Title:

MEMBERS: [Signature pages of Members attached hereto]

ANNEX A: INITIAL UNITS

Member	Units

[●]	[●] Class A Units

[●]	[●] Class B Units

[●]	[●] Class M Units

ANNEX B

FORM OF ELECTIVE EXCHANGE NOTICE

ERock, Inc.

1113 Vine St., Suite 101

Houston, TX 77002

Telephone: (713) 429-4091

E-mail: [•]

Attention: General Counsel

Enchanted Rock Holdings, LLC

1113 Vine St., Suite 101

Houston, TX 77002

Telephone: (713) 429-4091

E-mail: [•]

Attention: General Counsel

Reference is hereby made to the Sixth Amended and Restated Limited Liability Company Agreement of Enchanted Rock Holdings, LLC, dated as of [•], 2026 (the “Agreement”), among ERock, Inc., a Delaware corporation (the “Managing Member”), Enchanted Rock Holdings, LLC, a Delaware limited liability company (the “Company”), and the Members (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned Member hereby transfers to the Company or the Managing Member (in the event that the Managing Member determined to effect a direct exchange with the undersigned Member) the number of Exchangeable Units and shares of Class B Common Stock set forth below in Exchange for either shares of Class A Common Stock to be issued in its name (or the name of its designee) as set forth below or, at the option of the Managing Member, the Cash Settlement payable to the account set forth below, in accordance with the terms of the Agreement.

Legal Name of Member:

Maximum Number of Class B Units and shares of Class B Common Stock to be Exchanged:

Limitation on Tax Benefit Payments under Section 2.01(c) of the Tax Receivable Agreement:

If the Member desires the shares of Class A Common Stock be settled through delivery to a brokerage account, please provide the broker name, account holder name and account number below. The Managing Member’s transfer agent may request further information from the Member.

If the Company elects Cash Settlement:
Broker Name:
Account Number:
Legal Name of Account Holder:

The undersigned Member hereby represents and warrants that (i) the Member has all requisite legal capacity and authority to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) the execution and delivery of this Exchange Notice and the consummation of the Exchange have been duly authorized by all necessary corporate or other entity action on the part of the Member; (iii) this Exchange Notice constitutes a legal, valid and binding obligation of the undersigned Member enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; (iv) the Exchangeable Units and shares of Class B Common Stock subject to this Exchange Notice are being transferred to the Company or the Managing Member, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Exchangeable Units and shares of Class B Common Stock subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Exchangeable Units and shares of Class B Common Stock to the Company or the Managing Member, as applicable; and (vi) the Member is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and is not acquiring the shares of Class A Common Stock with the intent to distribute them in violation of the Securities Act.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer the Exchangeable Units subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock or the Cash Settlement to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: ___________

ANNEX C

TAX MATTERS

ARTICLE I

TAX ANNEX; INTERPRETATION

Section 1.1 Partnership Agreement. This annex to the Agreement (the “Tax Annex”) shall be considered part of the Agreement for all purposes and, for U.S. federal income tax purposes, shall be treated as part of the “partnership agreement” as described in Code section 761(c) and Treas. Reg. §§ 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

Section 1.2 Interpretation. Except as otherwise specified or required by context, references to “Sections” in this Tax Annex are to sections of this Tax Annex. Terms that are capitalized but not defined in this Tax Annex have the meanings given to them in the Agreement. Except as otherwise specified or required by context, if a capitalized term is defined in both the Agreement and this Tax Annex, the definition in this Tax Annex shall control. When used in this Tax Annex, (i) the word “including” means “including without limitation,” and (ii) as required by context, the singular includes the plural and vice versa.

ARTICLE II

TAX-RELATED GOVERNANCE MATTERS

Section 2.1 Partnership Classification. The Company shall be classified as a partnership for U.S. federal income tax purposes.

Section 2.2 Tax Actions. Except as otherwise provided in this Tax Annex, all Tax Actions shall be made, taken, or determined by the Managing Member in its sole discretion in accordance with this Article II.

Section 2.3 No Independent Actions or Inconsistent Positions. Except as required by applicable Law and previously authorized in writing by the Company (which authorization may be withheld in the sole discretion of the Company), no Member shall (i) independently act with respect to tax matters, including audits, litigation, and controversies, in each case affecting or arising from the Company, including with respect to the procedures described in Code section 6225(c), or (ii) treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s tax return and/or the Schedule K-1 (or other written information statement) provided to such Member by or on behalf of the Company.

Section 2.4 United States Person. Each Member represents and covenants that, for U.S. federal income tax purposes, it is and will at all times remain (a) a “United States person” within the meaning of Code section 7701 or (b) a disregarded entity, the assets of which are treated as owned by a United States person under Treas. Reg. §§ 301.7701-1, 301.7701-2, and 301.7701-3.

Section 2.5 Other Tax Laws. The provisions of this Tax Annex with respect to U.S. federal income tax shall apply, mutatis mutandis, with respect to any similar provisions of state, local, or non-U.S. tax law as determined by the Company.

Section 2.6 No Deficit Restoration Obligation. No Member shall be required to contribute capital (or make any other payment) to the Company as a result of a deficit balance in that Member’s Capital Account.

ARTICLE III

ALLOCATIONS AND CAPITAL ACCOUNTS

Section 3.1 Allocations. Each Tax Period, after adjusting each Member’s Capital Account for all contributions and distributions with respect to such Tax Period and after giving effect to the allocations set forth in Section 3.2 for the Tax Period, Net Profits and Net Losses shall be allocated among the Members in a manner such that, after such allocations have been made, each Member’s Capital Account balance (which may be a positive, negative, or zero balance) will equal, as nearly as possible (proportionately), (a) the amount that would be distributed to each such Member, determined as if the Company were to (i) sell all of its assets for their Asset Values, (ii) satisfy all of its liabilities in accordance with their terms with the proceeds from such sale (limited, with respect to nonrecourse liabilities, to the Asset Values of the assets securing such liabilities), and (iii) distribute the remaining proceeds pursuant to Section 9.3 of the Agreement, minus (b) the sum of (x) such Member’s share of the Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and (y) the amount, if any (without duplication of any amount included under clause (x)), that such Member is obligated (or is deemed for U.S. tax purposes to be obligated) to contribute, in its capacity as a Member, to the capital of the Company as of the last day of such Tax Period. For purposes of applying this Section 3.1, each outstanding Class M Unit shall be treated as vested to the extent required by Section 2.1(c)(iii) of the Agreement.

Section 3.2 Priority Allocations.

(a) Minimum Gain Chargeback, Qualified Income Offset, and Stop Loss Provisions. Each of (i) the “minimum gain chargeback” provision of Treas. Reg. § 1.704-2(f), (ii) the “chargeback of partner nonrecourse debt minimum gain” provision of Treas. Reg. § 1.704-2(i)(4), (iii) the “qualified income offset” provision in Treas. Reg. § 1.704-1(b)(2)(ii)(d), and (iv) the requirement in the “flush language” immediately following Treas. Reg. § 1.704-1(b)(2)(ii)(d)(3) that an allocation “not cause or increase a deficit balance” in a Member’s Capital Account is hereby incorporated by reference as a part of this Tax Annex. The Company shall make such allocations as are necessary to comply with those provisions and shall make any determinations with respect to such allocations (to the extent consistent with clauses (i)–(iv) of the preceding sentence).

(b) Nonrecourse Deductions. Nonrecourse Deductions for any Tax Period shall be allocated to the Members as determined by the Company in a manner consistent with the Regulations.

(c) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Tax Period shall be specially allocated to the Member who bears the economic risk of loss (within the meaning of Treas. Reg. § 1.752-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. § 1.704-2(i)(l).

(d) Special Basis Adjustments. The amount of any adjustment required pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m) shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) in connection with the complete liquidation of a Member’s interest and such gain or loss shall be allocated to the Members in accordance with their interests in the Company if Treas. Reg. § 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made if Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4) applies.

(e) Ameliorative Allocations. Any allocations made (as well as anticipated reversing or offsetting allocations to be made) pursuant to Section 3.2(a)-(d) shall be taken into account in computing subsequent allocations pursuant to this Tax Annex, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Tax Annex shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Tax Annex if those allocations had not occurred.

Section 3.3 Other Allocation Rules.

(a) In General. Except as otherwise provided in this Section 3.3, for U.S. federal income tax purposes, each Company item of income, gain, loss, deduction, and credit (collectively, “Tax Items”) shall be allocated among the Members in the same manner as its correlative item of income, gain, loss, deduction, and credit (as calculated for purposes of allocating Net Profits or Net Losses, including items allocated under Section 3.2) is allocated pursuant to Section 3.1 and Section 3.2.

(b) Code Section 704(c) Allocations. Notwithstanding any provision of Section 3.3(a) to the contrary, in accordance with Code section 704(c)(1)(A) (and the principles of that section) and Treas. Reg. § 1.704-3, Tax Items with respect to any property contributed to the capital of the Company, or after Company property has been revalued under Treas. Reg. § 1.704-1(b)(2)(iv)(f) or (s), shall, solely for U.S. federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company property to the Company for U.S. federal income tax purposes and its value as so determined at the time of the contribution and/or revaluation of Company property. In making those allocations, the Company shall use (i) with respect to any variations resulting from a revaluation occurring before or in connection with the IPO, the “traditional method” within the meaning of Treas. Reg. § 1.704-3(b) and (ii) with respect to any variations resulting from revaluations occurring after the IPO, either (1) the “traditional method” within the meaning of Treas. Reg. § 1.704-3(b) or (2) the “traditional method with curative allocations” within the meaning of Treas. Reg. § 1.704-3(c), with the curative allocations applied only to gain from the sale of assets of the Company, and in each case, unless a different method is required by a change in applicable law. Allocations pursuant to Section 3.3(a) and this Section 3.3(b) shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profit, loss, or other items, pursuant to any provision of this Tax Annex.

(c) Modification of Allocations. The allocations set forth in Section 3.1 and Section 3.2 are intended to comply with certain requirements of the Regulations. The Company shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Profits and Net Losses pursuant to this Tax Annex in order to comply with Code section 704 or applicable Regulations. If the Company reasonably determines an allocation, other than the allocations that otherwise would be made pursuant to this Tax Annex, would more appropriately reflect the Members’ interests in the Company, the Company may, in its discretion, make such more appropriate allocations.

(d) Allocations in Respect of Varying Interest. If any Member’s interest in the Company varies (within the meaning of Code section 706(d)) within a Tax Period, whether by reason of a Transfer of a Unit, redemption of a Unit by the Company, or otherwise, Net Profits and Net Losses for that Tax Period shall be allocated so as to take into account such varying interests in accordance with Code section 706(d) using the daily pro ration method and/or such other permissible method(s) or conventions selected by the Company.

(e) Allocation of Liabilities Under Code Section 752. Notwithstanding anything in the Agreement or this Tax Annex to the contrary, no Member will take, or permit any Affiliate to take, any action that would change the allocation of liabilities for purposes of Code section 752 without the consent of the Managing Member.

(f) Limit on Allocation of Net Losses in Respect of Class M Units. If the Company revalues its assets under Treas. Reg. § 1.704-1(b)(2)(iv)(f) or (s) and has Net Losses to allocate as a result of the revaluation, the Company shall take into account reasonably expected distributions (including Tax Distributions) to the Members in determining the extent to which a Member can be allocated Net Losses without causing or increasing a deficit balance in the Member’s Capital Account.

Section 3.4 Capital Accounts.

(a) In General. A separate Capital Account shall be established and maintained for each Member in accordance with Treas. Reg. § 1.704-1(b)(2)(iv). The Company may maintain Capital Account sub-accounts for different classes of Units, and any provisions of this Tax Annex pertaining to Capital Account maintenance shall apply, mutatis mutandis, to those sub-accounts.

(b) Capital Accounts with Respect to Forfeited, Canceled, or Terminated Class M Units.

(i) If a Class M Unit is forfeited, canceled, or terminated, in a Fiscal Year and the holder of the Class M Unit has a positive Capital Account balance with respect to that Class M Unit, then:

(A) To the extent the Capital Account balance is attributable to the allocation of Net Profits for which there has not yet been an allocation of correlative Tax Items, the balance in the Member’s Capital Account with respect to that Class M Unit shall be reallocated to the Capital Accounts of the Members in accordance with the manner the Net Profit would have been allocated if the Net Profit had been realized, and the allocation had been made, immediately after the forfeiture, cancellation, or termination. Notwithstanding the preceding sentence, no amount shall be allocated to a Member’s Capital Account in respect of a Class M Unit that was not outstanding at the time the forfeited, cancelled, or terminated Class M Unit (or the profits interest that was converted into the Class M Unit in the Recapitalization) was issued.

(B) To the extent there is a Capital Account balance that has not been reallocated pursuant to Section 3.4(b)(i)(A) (i.e., a balance attributable to the allocation of Net Profits for which there has been an allocation of correlative Tax Items), the Company shall allocate Net Losses to such Member (i.e., to reverse the prior allocation of Net Profit). To the maximum extent possible, the items of Net Losses shall be of the same character as the items of Net Profits previously allocated and have a tax corollary (all as determined by the Company).

(C) To the extent there is a Capital Account balance that has not been eliminated by a reallocation pursuant to Section 3.4(b)(i)(A) and/or an allocation of Net Losses in the Fiscal Year pursuant to Section 3.4(b)(i)(B) (whether as a result of insufficient Net Losses in that Fiscal Year or otherwise), the Company shall either (A) treat the forfeited, canceled, or terminated Class M Unit as a partnership interest solely for U.S. federal income tax purposes and allocate Net Losses in respect of the Unit in future Fiscal Years until the Capital Account is eliminated or (B) reallocate the remaining Capital Account balance among the Members as described in Section 3.4(b)(i)(A).

(ii) To the extent any Member is required to irrevocably return any amount previously received as a distribution in respect of a Class M Unit, the principles of Section 3.4(a) shall apply mutatis mutandis as determined by the Company.

(iii) The intention of this Section 3.4(b) is to cause each Member’s Capital Account (and tax basis capital account) to have (as nearly as possible) the same balance that it would have had if the Net Profits and Net Losses (and correlative Tax Items) giving rise to the balance in the Class M Unit holder’s Capital Account (and tax basis capital account), in each case to the extent attributable to the forfeited, canceled, or terminated Class M Unit, had been realized as Net Profits and Net Losses (and correlative Tax Items) immediately after the forfeiture, cancellation, or termination of the Class M Unit and had been allocated in accordance with this Agreement at that time, and this Section 3.4(b) shall be interpreted and applied consistent with that intent.

ARTICLE IV

TAX RETURNS; INFORMATION; AUDITS

Section 4.1 Company Tax Returns. The Company shall use commercially reasonable efforts to cause to be prepared and timely filed (taking into account available extensions) all federal, state, local, and non-U.S. tax returns of the Company for each year for which such returns are required to be filed and shall determine the appropriate treatment of each Tax Item of the Company and make all other determinations with respect to such tax returns.

Section 4.2 Schedules K-1. No later than thirty (30) days after the filing by the Company of the Company’s federal partnership tax return (IRS Form 1065), the Company shall provide to each Member a copy of Schedule K-1 to such Form 1065 reporting that Member’s allocable share of Net Profits, Net Losses, and other Tax Items for such Fiscal Year. In accordance with Rev. Proc. 2012-17 (the relevant provisions of which are incorporated by reference), each Member hereby consents to receive each Schedule K-1 in respect of the Member’s interest in the Company through electronic delivery. This consent applies to each Schedule K-1 required to be furnished to the Member by the Company after this consent is given.

Section 4.3 Provision of Other Information.

(a) Information to Be Provided by Company to Members. To the extent reasonably available to the Company, the Company shall provide the Members with the following information upon written request by a Member unless the Company determines that doing so could result in the waiver of any privilege or otherwise be harmful to the Company:

(i) IRS Correspondence. A photocopy of any material correspondence relating to the Company received from the IRS and a summary of the substance of any material conversation affecting the Company held with any representative of the IRS.

(ii) Other Relevant Tax Information. Any information relating to the Member’s interests or tax position with respect to the Company to the extent the Company determines it is appropriate to provide such information to the Member.

(b) Information to Be Provided by Members to Company.

(i) Notice of Audit or Tax Examination. Each Member shall notify the Company within five (5) days after receipt of any notice regarding an audit or tax examination of the Company and upon any request for material information related to the Company by U.S. federal, state, local, or other tax authorities.

(ii) Other Relevant Tax Information. Each Member shall provide to the Company, upon request, information about the tax basis of assets contributed by it to the Company, such other tax information as is reasonably requested by the Company to allow the Company to prepare its financial reports or any tax returns, and such other information as the Company requests that is reasonably necessary to the Company.

Section 4.4 Member Tax Returns. Notwithstanding anything to the contrary in this Tax Annex or any right to information under the Act, with respect to the financial statements or tax returns of a Member or its Affiliates, none of the Company, the other Member, such other Member’s Affiliates or any of their respective representatives, shall be entitled to review such financial statements or tax returns for any purpose, including in connection with any proceeding or other dispute (whether involving the Company, between the Members, or involving any other Persons). The Company may not require a Member to amend its tax returns without such Member’s consent.

Section 4.5 Tax Representative.

(a) Appointment and Replacement of Tax Representative.

(i) Tax Representative. The Managing Member shall act as the Tax Representative unless it elects otherwise or is prohibited from doing so. If the Managing Member does not or cannot act as the Tax Representative, the Managing Member shall designate another Person to act as the Tax Representative and may remove, replace, or revoke the designation of that Person, or require that Person to resign.

(ii) Designated Individual. If the Tax Representative is not an individual, the Company shall appoint a “designated individual” for each taxable year (as described in Treas. Reg. § 301.6223-1(b)(3)(ii)) (a “Designated Individual”). The Tax Representative may remove, replace, or revoke the designation of that individual, or require that individual to resign.

(iii) Approval by Members. Each Member agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence the appointments or designations of the Tax Representative and Designated Individual, including statements required to be filed with the tax returns of the Company in order to give effect to the designation of the Tax Representative or Designated Individual.

(b) Authority of the Tax Representative; Delegation of Authority. The Tax Representative shall have all of the rights, duties, powers, and obligations provided for under the Code, Regulations, and other applicable guidance. If a Person other than the Managing Member is the Tax Representative, the Tax Representative shall in all cases act solely at the direction of the Company. The Tax Representative may delegate its authority under this Section 4.5(b) to another person, including the Designated Individual. Any such delegate shall act solely at the direction of the Company.

(c) Costs and Indemnification of Tax Representative and Designated Individual. The Company shall pay, or to the extent the Tax Representative or Designated Individual pays, indemnify and reimburse, to the fullest extent permitted by applicable Law, the Tax Representative or Designated Individual for all costs and expenses, including legal and accounting fees (as such fees are incurred) and any claims incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Company.

Section 4.6 Tax Audits.

(a) Determinations with Respect to Audits and Other Tax Controversies. Except to the extent otherwise required by applicable Law, the Company (acting directly and/or through the Tax Representative or Designated Individual) shall have the sole authority to make all decisions and determinations with respect to, and shall have sole authority with respect to the conduct of, tax audits or other tax controversies with respect to the Company, and any action taken by the Company (acting directly and/or through the Tax Representative or Designated Individual) in connection with any such audits or controversies shall be binding upon the Company and the Members. No Member shall take any action or make any filing inconsistent with the actions of the Company and/or the Tax Representative.

(b) Determinations with Respect to Certain Audit-Related Elections. The Company (acting directly and/or through the Tax Representative) shall have the sole authority to determine whether to cause the Company to make any elections in connection with tax audits and other tax controversies, including a Push Out Election with respect to any adjustment that could result in an imputed underpayment (within the meaning of Code section 6225) (an “Imputed Underpayment”), and the election “out” under Code section 6221(b).

(c) Responsibility for Payment of Tax; Former Members.

(i) Imputed Underpayment Share. To the extent the Company is liable for any Imputed Underpayment, the Company shall determine the liability of the Members for a share of such Imputed Underpayment, taking into account the relevant facts and circumstances and the actions and status of the Members (including those described in Code section 6225(c)) (such share, an “Imputed Underpayment Share”).

(ii) Payment of Imputed Underpayment Share. The Company may (1) require a Member who is liable for an Imputed Underpayment Share to pay the amount of its Imputed Underpayment Share to the Company within ten (10) days after the date on which the Company notifies the Member (with the payment to be made in the manner required by the notice) and/or (2) reduce future distributions to the Member, such that the amount determined under clause (1) and (2) equals the Member’s Imputed Underpayment Share. If a Member fails to pay any amount that it is required to pay the Company in respect of an Imputed Underpayment Share, that amount shall be treated as a loan to the Member, bearing interest at twelve percent (12%) annually (which interest shall compound daily and increase the Member’s Imputed Underpayment Share). Such loan shall be repayable on demand by the Company. If the Member fails to repay the loan upon demand, the full balance of the loan shall be immediately due (including accrued but unpaid interest), and the Company shall have the right to collect the balance in any manner it determines, including by reducing future distributions to that Member.

Section 4.7 Former Members; Survival; Amendment. For purposes of Articles II, III and IV, the term “Member” shall include a former Member to the extent determined by the Company. The obligations of each Member and former Member under Articles II, III and IV shall survive the Transfer by such Member of its Units (or withdrawal by a Member or redemption of a Member’s Units) and the dissolution of the Company until ninety (90) days after the applicable statute of limitations.

ARTICLE V

MISCELLANEOUS

Section 5.1 Definitions.

“Asset Value” means, with respect to any asset of the Company, the adjusted basis of such asset for federal income tax purposes; provided, however, that:

(i) the initial Asset Value of any asset (other than cash) contributed or deemed contributed by a Member to the Company shall be the gross Fair Market Value of such asset at the time of the contribution or deemed contribution, as determined by the Company;

(ii) the Asset Value of each asset (other than cash) shall be adjusted to equal its respective gross Fair Market Value, as determined by the Company, if required or permitted, in either case, by Treas. Reg. § 1.704-1(b)(2)(iv) (or other applicable law) and, in the case of an adjustment that is not required, the Company determines such an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company without material distortion;

(iii) the Asset Value of any asset (other than cash) distributed to any Member shall be the gross Fair Market Value of such asset on the date of distribution, as determined by the Company; and

(iv) the Asset Value of each asset (other than cash) shall be increased or decreased to reflect any adjustment to the adjusted basis of such asset pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m); provided, however, that Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that the Company determines that an adjustment pursuant to paragraph (ii) of this definition of Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition of Asset Value, then such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Capital Account” means, with respect to each Member, the account maintained for such Member in accordance with the provisions of this Tax Annex.

“Capital Contribution” is defined in the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended. All references in this Tax Annex to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company Minimum Gain” has the meaning given to the term “partnership minimum gain” in Treas. Reg. §§ 1.704-2(b)(2) and 1.704-2(d).

“Depreciation” means, for each Tax Period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Tax Period; provided, however, that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Tax Period, Depreciation shall be determined in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(g)(3) or Treas. Reg. § 1.704-3(d)(2), as appropriate.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory, or administrative authority, branch, agency, or commission, or any court, tribunal, or arbitral or judicial body.

“Member Nonrecourse Debt” has the meaning given to the term “partner nonrecourse debt” in Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means, with respect to each Member Nonrecourse Debt, an amount equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treas. Reg. § 1.704-2(i)(3).

“Member Nonrecourse Deduction” has the meaning given to the term “partner nonrecourse deduction” in Treas. Reg. §§ 1.704-2(i)(l) and 1.704-2(i)(2).

“Net Profits” and “Net Losses” mean, for each Tax Period, an amount equal to the Company’s taxable income or loss for such Tax Period, determined in accordance with Code section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code section 703(a)(1)), with the following adjustments:

1. any income of the Company exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

2. any expenditures of the Company described in Code section 705(a)(2)(B) (or treated as expenditures described in Code section 705(a)(2)(B) pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

3. if the Asset Value of any asset of the Company is adjusted in accordance with clause (ii) or clause (iii) of the definition of “Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

4. gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

5. in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Tax Period;

6. the amount of any adjustment required pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m) shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits and Net Losses;

7. notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are allocated pursuant to Section 3.2 shall not be taken into account in computing Net Profits or Net Losses, but shall be determined by applying rules analogous to those set forth in paragraphs (1) through (6) above; and

8. where appropriate, references to Net Profits or Net Losses shall refer to specific items of income, gain, loss, deduction, and credit comprising Net Profits or Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Treas. Reg. § 1.704-2(b)(1).

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization, or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Push Out Election” means the election under Code section 6226 (or any similar provision of state or local law) to “push out” an adjustment to the Members or former Members, including filing IRS Form 8988 (Election for Alternative to Payment of the Imputed Underpayment), or any successor or similar form, and taking any other action necessary or appropriate to give effect to such election.

“Regulations” means the Treasury regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). References to “Treas. Reg. §” are to the sections of the Regulations.

“Tax Action” means any tax-related action, decision, or determination by or with respect to the Company or any subsidiary of the Company. Without limiting the generality of the preceding sentence, the following shall be Tax Actions: (a) any action, decision, or determination taken or made (i) pursuant to discretion granted to the Company or the Managing Member under the terms of this Tax Annex, the Agreement (or any agreement related to the Company), (ii) by a Person in its capacity as the Tax Representative or Designated Individual, (iii) with respect to the conduct or settlement of any tax-related audit or proceeding, (iv) with respect to preparation and filing of any tax return of the Company or any subsidiary of the Company, (b) any modification to the allocations pursuant to Section 3.2 or Section 3.3, and (c) any determination made by the Company pursuant to (or other action taken in accordance with) Article II or Sections 2.1(c), 3.2, 3.5, 4.2, 7.2(d)(i), 11.6, and 11.7 of the Agreement. For purposes of this definition, any failure to take any action, make any decision, or make any determination shall be treated as an action, decision, or determination, respectively.

“Tax Item” means each Company item of income, gain, loss, deduction, and credit.

“Tax Period” means, subject to Code section 706, the calendar year or any other period selected by the Company.

“Tax Representative” means, as applicable, (a) the Member or other Person (including the Company) designated as the “partnership representative” of the Company under Code section 6223, (b) the Member designated as the “tax matters partner” for the Company under Code section 6231(a)(7) (as in effect before 2018 and before amendment by Title XI of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law No. 114-74), and/or (c) the Member or other Person serving in a similar capacity under any similar provisions of state, local, or non-U.S. Laws, in each case, acting solely at the direction of the Company to the maximum extent permitted under applicable Law.

“Transfer” means any Transfer within the meaning of the Agreement and, for purposes of the provisions in this Tax Annex, includes the taking (or failure to take) any action that would result in any Unit’s being treated as owned, for U.S. federal income tax purposes, by any Person that is not the owner of the Units before such action (or failure).

ANNEX D

OFFICERS

Name	Title

ANNEX E

POLICY REGARDING EXCHANGES

Effective as of [●], 2026

This Policy Regarding Exchanges (the “Policy”) of Enchanted Rock Holdings, LLC (the “Company”) sets forth certain rules applicable to the exchange of Exchangeable Units for shares of Class A Common Stock of ERock, Inc. (the “Common Stock”) and/or cash, at the option of the Managing Member (each, an “Exchange”), pursuant to the Company’s Sixth Amended and Restated Limited Liability Company Agreement (as amended, restated, modified, supplemented or replaced from time to time, the “Agreement”). Capitalized terms that are not defined in this Policy have the meanings given to them in the Agreement. This Policy is made pursuant to, and supplements the provisions of, Article XI of the Agreement.

ARTICLE I

EXCHANGE DATES; PROVISIONS REGARDING EXCHANGEABLE AMOUNT

Section 1.1 Quarterly Exchange Date. There shall be one (1) date per quarter of each Fiscal Year on which an Elective Exchange may occur (each, a “Quarterly Exchange Date”) for a holder of Exchangeable Units (each holder, an “Exchanging Holder”). The Company shall notify the applicable Exchanging Holders at least forty-five (45) days before a relevant Quarterly Exchange Date (such notice, a “Quarterly Exchange Date Notice”).

Section 1.2 Minimum Exchangeable Amount. The Company may set a minimum number or dollar value of Exchangeable Units that each Exchanging Holder must exchange to be able to participate in an exchange on a Quarterly Exchange Date, which minimum amount shall be the same for all holders of Exchangeable Units (the “Minimum Exchangeable Amount”) and shall include the applicable Minimum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. Notwithstanding the foregoing, if an Exchanging Holder delivers an Elective Exchange Notice pursuant to Section 3.1 requesting to exchange all of its Exchangeable Units, the number or dollar value, as applicable, of the Exchanging Holder’s Exchangeable Units shall be deemed to satisfy the Minimum Exchangeable Amount requirement.

Section 1.3 Maximum Exchangeable Amount. The Company may set a maximum aggregate number or dollar value of Exchangeable Units that may be exchanged by the Exchanging Holders on a Quarterly Exchange Date (the “Maximum Exchangeable Amount”) and shall include the applicable Maximum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. If the aggregate number or dollar value of Exchangeable Units that the Exchanging Holders propose to exchange on the Quarterly Exchange Date (as set forth on the Elective Exchange Notices) exceeds the Maximum Exchangeable Amount, then the number or dollar value of Exchangeable Units that each Exchanging Holder specified in its Elective Exchange Notice shall be reduced to a number or dollar value of Exchangeable Units equal to the lesser of (x) the number or dollar value of such Exchangeable Units requested to be Exchanged by such Exchanging Holder at the applicable Quarterly Exchange Date, and (y) the Maximum Exchangeable Amount multiplied by a fraction, the numerator of which is the aggregate number of Class B Units held by such Exchanging Holder as of the applicable Quarterly Exchange Date, and the denominator of which is the aggregate number of Class B Units the held by all Exchanging Holders requesting that their Exchangeable Units be Exchanged at such Quarterly Exchange Date (such fractional adjustment, the “Pro Rata Basis”), so that the aggregate number or dollar value of Exchangeable Units does not exceed the Maximum Exchangeable Amount.

ARTICLE II

ADDITIONAL RIGHTS TO EXCHANGE

Section 2.1 Rights to Exchange

(a)

Right to Exchange Before Certain Transactions. If the Company or the Managing Member consolidates, merges, combines, or consummates any other transaction in which shares of Class A Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, there shall be an additional date before such transaction on which an Elective Exchange may occur (a “Pre-Transaction Exchange Date”), and no other provisions of this Policy (other than Article IV) shall limit the right of any Exchanging Holder to effect an Elective Exchange to receive Class A Common Stock in advance of consummation of any such consolidation, merger, or other such transaction. No Pre-Transaction Exchange Date shall be required if, in connection with any such consolidation, merger, combination, or other transaction, each Class B Unit or Class M Unit is entitled to be exchanged for or converted into the stock, cash, securities, or other property that such holder of a Class B Unit or Class M Unit would have received had it exercised its right to Exchange pursuant to this Policy and received (directly or indirectly) Class A Common Stock immediately before such consolidation, merger, combination, or other transaction (subject to any differences in the kind and amount of stock or securities, cash and/or any other property as are intended (as determined by the Company in good faith) to maintain the relative voting power of each share of Class B Common Stock relative to each share of Class A Common Stock in effect before such transaction). This Article II shall not apply to any action or transaction (including any consolidation, merger, or combination) approved by a Majority-in-Interest of the Members.

(b)

Right to Exchange Before an Applicable Sale or Termination Transaction. Upon the occurrence of an Applicable Sale or a Termination Transaction, no other provisions of this Policy shall limit the right of any Exchanging Holder to effect an Elective Exchange in order to receive Class A Common Stock in advance of consummation of any such Applicable Sale or Termination Transaction.

(c)

Block Trades. At any time, any Exchanging Holder may deliver a notice that it wishes to exchange Class B Units comprising at least two percent (2%) of the total number of Class B Units outstanding at that time (a “Block Trade”). On the first Business Day following the fifth (5th) day after delivery of such notice, the Company shall effectuate the exchange in the manner set forth in this Policy as if such holder had delivered an acceptable Elective Exchange Notice in respect of such Class B Units and such date were a Quarterly Exchange Date. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to cancel that exchange date or modify the exchange specified in the notice.

ARTICLE III

ELECTIVE EXCHANGE NOTICE

Section 3.1 Timing of Elective Exchange Notice.

(a) Elective Exchange Notice. Each holder that elects to Exchange some or all of its Exchangeable Units must deliver notice of an election in respect of the Exchangeable Units to be exchanged (an “Elective Exchange Notice”) to the Company, such Exchange to be in a method determined by the Company at least thirty (30) days before the relevant Quarterly Exchange Date. The Company shall provide to each Exchanging Holder the form of Elective Exchange Notice and instructions for delivering such Elective Exchange Notice to the Company. For the avoidance of doubt, the requirement to deliver an Elective Exchange Notice and other requirements of this Article III do not apply to any Block Trade under Section 2.1(c).

(b) Acceptance of Elective Exchange Notice. After the Elective Exchange Notice has been delivered to the Company, the Company or Managing Member, as applicable, will effect the Elective Exchange on the applicable Quarterly Exchange Date in accordance with this Policy as specified in the Elective Exchange Notice.

(c) Cancellation of Quarterly Exchange Date. The Company may at any time, in its sole discretion, cancel a Quarterly Exchange Date for any reason or no reason, other than with respect to any Block Trade as to which the Quarterly Exchange Date may only be canceled with the Consent of the holder of Exchangeable Units effecting such Block Trade. If the Company cancels a Quarterly Exchange Date, then no holder of Exchangeable Units shall be permitted to Exchange those Exchangeable Units on the cancelled Quarterly Exchange Date.

Section 3.2 Retraction of Elective Exchange Notice.

(a) Ability to Retract; Retraction Deadline. If, at any time between the close of trading on the date of delivery of an Elective Exchange Notice (the “Elective Exchange Notice Date”) and the close of trading on the date that is two (2) Business Days before the applicable effective date of such Elective Exchange (the “Elective Exchange Date”), the reported closing trading price of a share of the Common Stock on the principal United States securities exchange or automated or electronic quotation system on which the Common Stock trades (with respect to a trading day, the “Closing Trading Price”) decreases by twenty percent (20%) or more from the Closing Trading Price on the Elective Exchange Notice Date, an Exchanging Holder may retract or amend its Elective Exchange Notice by delivering written notice thereof to the Company in a not later than the Retraction Deadline (a “Retraction Notice” and the Exchangeable Units that were the subject of the Retraction Notice, the “Retracted Units”) not later than the close of trading on the date that is two (2) Business Days before the applicable Elective Exchange Date (the “Retraction Deadline”) pursuant to Section 3.2(b). The Company shall have no obligation to notify the Exchanging Holders of any decrease in the Common Stock trading price.

(b) Retraction Notice. An Exchanging Holder wishing to retract must retract at least fifty percent (50%) of its Exchangeable Units that were the subject of the retracted Elective Exchange Notice. If the revised Elective Exchange Notice does not satisfy the Minimum Exchangeable Amount, the Exchanging Holder will be deemed to retract the full amount of Exchangeable Units that were the subject of the retracted Elective Exchange Notice. An Exchanging Holder’s delivery of a Retraction Notice shall be irrevocable and shall terminate all of the Exchanging Holder’s, Company’s, and Managing Member’s rights and obligations with respect to the Retracted Units, and all actions taken to effect the Elective Exchange contemplated by that retracted Elective Exchange Notice shall be deemed rescinded and void with respect to the Retracted Units. Subject to the applicable Minimum Exchangeable Amount and Maximum Exchangeable Amount, if any, if a Retraction Notice does not retract all of the Exchangeable Units that were the subject of an Elective Exchange Notice, the Exchangeable Units that are not Retracted Units will be exchanged on the relevant Quarterly Exchange Date.

(c) Post-Retraction Limitation on Exchange. If an Exchanging Holder delivers a Retraction Notice for a Quarterly Exchange Date pursuant to Section 3.2(b), the retracting Exchanging Holder shall not be entitled to (i) participate in the Exchange on the Quarterly Exchange Date for which the Retraction Notice was delivered with respect to the Retracted Units or (ii) subject to the following sentence, deliver an Elective Exchange Notice for the following Quarterly Exchange Date. Clause (ii) of the preceding sentence shall not apply with respect to any Block Trades.

ARTICLE IV

OTHER RESTRICTIONS

Notwithstanding any provision of this Policy to the contrary (including the provisions of Article II), the Company may prohibit an Exchange by one or more holders of Exchangeable Units if the Company determines that any of the circumstances described in Section 7.2(d) of the Agreement would apply to that Exchange; provided, however, the Company may not prohibit a proposed Exchange on the basis of its determination that such Exchange would have a legal effect described in such Section 7.2(d) (including that such Exchange would be in violation of Law) if the relevant holder proposing such Exchange delivers a legal opinion from a nationally recognized firm in rebuttal of such determination.

ARTICLE V

EXEMPTIONS FROM AND MODIFICATIONS TO POLICY

The Company may, in its sole discretion and based on the advice of counsel (which may be external or internal counsel), consider and grant requests from holders of Exchangeable Units, including for (i) additional Exchange Dates, (ii) Exchanges of less than the Minimum Exchangeable Amount, (iii) Exchanges in excess of the Maximum Exchangeable Amount, (iv) an Exchange to be subject to one or more contingencies relating to the Company or the Managing Member, or (v) any other matter with respect to Exchanges (to the extent permitted by the Agreement and applicable Law). A holder of Exchangeable Units may request an exemption from this Policy by submitting a written request to the Company and following the delivery requirements set forth in Article III as if the written request were an Elective Exchange Notice. Notwithstanding anything to the contrary herein, the Company shall have no obligation to grant any exemption request or other accommodation under this Policy, and any determination to grant or deny any such request may be made in the Company’s sole discretion on a case-by-case basis, without any obligation to do so consistently with respect to any other holder of Exchangeable Units or any prior or future request.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Continuing Application of Company’s Policies and Securities Laws. Nothing in this Policy shall affect, and each holder of Exchangeable Units shall remain subject to, the Company’s policies addressing insider trading. All holders of Exchangeable Units shall comply with all applicable securities laws and rules.

Section 6.2 Independent Nature of Rights and Obligations. Nothing in this Policy or in any other agreement or document or any action taken by any holder of Exchangeable Units shall be deemed to cause the holders of Exchangeable Units to have formed a partnership, association, joint venture, or any other kind of entity or create a presumption that the holders of Exchangeable Units are in any way acting in concert as a group.

Section 6.3 Mandatory Exchanges. This Policy shall not apply to any Exchange of Exchangeable Units pursuant to a Mandatory Exchange, as described in, and pursuant to, the Agreement.

Section 6.4 Notice Delivery Deadlines on Non-Business Days. If the date on or before which the Company or an Exchanging Holder is required to deliver a notice pursuant to this Policy is not a Business Day, then that notice will be deemed to be timely delivered on that date if that notice is received on the Business Day immediately following that date.

Section 6.5 Notifications Under This Policy. The Company will be deemed to have satisfied any notification requirement in this Policy by making available such notification on any system accessible by Exchanging Holders.

Section 6.6 Modification of Policy. The Company may modify this Policy at any time without notice. The Company will deliver or make available a copy of the revised Policy to the holders of Exchangeable Units at least forty-five (45) days before the next Quarterly Exchange Date. Notwithstanding the foregoing, the Company shall not, without the prior written consent of EIP for so long as EIP holds at least 10% of Exchangeable Units, (i) modify Section 2.1(c) or adopt any other provision or take any other action under this Policy, in each case, in a manner that is adverse to the rights of holders of Exchangeable Units under Section 2.1(c); or (ii) except to the extent reasonably required to comply with or address regulatory issues under applicable law or regulations (including, without limitation, to ensure the Company is not deemed a “publicly traded partnership”), adopt any other provision or take any other action under this Policy, in each case, in a manner that is adverse to the rights of holders of Exchangeable Units under this Policy.

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